STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 1)
--------------------------------------------------------------------------------



NEW ISSUE COMPUTATIONAL MATERIALS
---------------------------------


$ 369,745,000    (APPROXIMATE)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

WELLS FARGO BANK MINNESOTA, NA
Master Servicer

CITIBANK, N.A.
Trustee

BEAR, STEARNS & CO. INC.
Sole and Lead Underwriter




JANUARY 17, 2007


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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 2)
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                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


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STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 3)
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               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 4)
--------------------------------------------------------------------------------



                           $ 369,745,000 (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                                 CITIBANK, N.A.
                                     Trustee

TRANSACTION HIGHLIGHTS:
-----------------------


                                                                              AVG
                                                                              LIFE                   LEGAL
                                                                             TO CALL    WINDOW       FINAL
                                               CE LEVELS                     (YEARS)   (MONTHS)     MATURITY    CERTIFICATE TYPE
 CLASSES          SIZES (1)       RATINGS         (4)          COUPON          (2)       (2)        DATE (8)

Class I-A-1      201,556,000     Aaa / AAA      46.36%     Floating (3)(5)    3.13       1-100      1/25/37   Super Senior Floater
Class I-A-2                      Aaa / AAA                 Floating (3)(5)    3.13       1-100      1/25/37     Level 1 Support
                 100,778,000                    19.54%                                                              Floater
Class I-A-3                      Aaa / AAA                 Floating (3)(5)    3.13       1-100      1/25/37     Level 2 Support
                 33,593,000                     10.60%                                                              Floater
 Class I-X       Notional (6)    Aaa / AAA      10.60%        Fixed (6)        NA         NA        1/25/37   Senior Interest Only
Class I-B-1       8,830,000      Aaa / AA+       8.25%     Floating (3)(7)    6.03       44-100     1/25/37   Subordinate Floater
Class I-B-2       7,327,000       Aa1 / AA       6.30%     Floating (3)(7)    6.02       44-100     1/25/37   Subordinate Floater
Class I-B-3       2,630,000      Aa2 / AA-       5.60%     Floating (3)(7)    6.02       44-100     1/25/37   Subordinate Floater
Class I-B-4       4,697,000       Aa3 / A+       4.35%     Floating (3)(7)    6.02       44-100     1/25/37   Subordinate Floater
Class I-B-5       2,442,000        A1 / A        3.70%     Floating (3)(7)    6.01       44-100     1/25/37   Subordinate Floater
Class I-B-6       1,879,000       A2 / A-        3.20%     Floating (3)(7)    6.01       44-100     1/25/37   Subordinate Floater
Class I-B-7       1,879,000       A3/ BBB+       2.70%     Floating (3)(7)    6.01       44-100     1/25/37   Subordinate Floater
Class I-B-8       1,879,000      Baa1 / BBB      2.20%     Floating (3)(7)    5.94       44-100     1/25/37   Subordinate Floater
Class I-B-9       2,255,000      Baa3 / BBB-     1.60%     Floating (3)(7)    5.71       44-92      1/25/37   Subordinate Floater

NOTES:
       (1.) In the case of the Class A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

       (2.) Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

       (3.) The Class A and Class B Certificates (the "Adjustable Rate Certificates") will settle flat and accrue interest on an actual/360 basis.

       (4.) Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal 1.60% as of the Cut-Off Date.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 5)
--------------------------------------------------------------------------------



       (5.) The Pass-Through Rate for the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates will be a floating rate based on One-Month LIBOR plus x.xx%, x.xx% and x.xx%, subject to the Net Rate Cap (as described herein). On the first distribution date after the Optional Termination Date, such class' margin will be increased to 2 times the original margin on such certificate.

       (6.) The Pass-Through Rate for the Class X Certificates will be a fixed rate of 0.600% per annum based on a notional amount equal to the aggregate certificate principal balance of the mortgage loans with 3 Yr. Hard Prepayment Penalties. The Class X Certificates will bear interest on a 30/360 basis and will settle with accrued interest.

       (7.) The Pass-Through Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates (collectively, the "Class B Certificates" or the "Subordinate Certificates") will be a floating rate based on One-Month LIBOR plus x.xx%, x.xx%, x.xx%, x.xx%, x.xx%, x.xx%, x.xx%, x.xx% and x.xx%, respectively, subject to the Net Rate Cap. On the first distribution date after the Optional Termination Call Date, each such class' margin will be increased to 1.5 times the original margin on such certificate.

       (8.) The legal final maturity date will be the Distribution Date in January 2037, despite some loans in the trust having a remaining maturity of greater than 360 months. This will be accomplished by trapping residual cashflow into a reserve fund to the extent that there would be enough in the reserve fund to retire any certificates remaining outstanding.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 6)
--------------------------------------------------------------------------------
COLLATERAL SUMMARY: AGGREGATE
-----------------------------


                                                                                              MINIMUM               MAXIMUM
                                                                                              -------               -------
Scheduled Principal Balance                      $375,757,203                                 $37,189            $2,505,908
Average Scheduled Principal Balance                  $318,438
Number of Mortgage Loans                                1,180

Weighted Average Gross Coupon                          8.190%                                  1.750%                9.750%
Weighted Average FICO Score                               712                                       0                   823
Weighted Average Original LTV                          77.30%                                   5.10%                96.04%

Weighted Average Original Term                            385                                     360                   480
Weighted Average Stated Remaining Term                    380                                     312                   479
Weighted Average Seasoning                                  4                                       1                    48

Weighted Average Gross Margin                          3.348%                                  1.800%                4.825%
Weighted Average Minimum Interest Rate                 3.348%                                  1.800%                4.825%
Weighted Average Maximum Interest Rate                10.000%                                  9.950%               12.700%


Weighted Average Months to Roll                             1                                       1                     1

Latest Maturity Date                                12/1/2046
Maximum Zip Code Concentration                  (90210) 0.67%         Full/Alternative                               14.48%
                                                                      Limited                                         0.02%
                                                                      No Income/No Asset                              0.54%
ARM                                                      100%         No Ratio                                       16.53%
                                                                      Stated Income                                  64.18%
MTA Neg Am                                             93.32%         Stated/Stated                                   4.24%
LIBOR Neg  Am                                           6.41%
COFI Neg Am                                             0.26%         Cash Out Refinance                             38.24%
                                                                      Purchase                                       40.31%
                                                                      Rate/Term Refinance                            21.45%
First Lien                                               100%
                                                                      2-4 Family                                      3.18%
                                                                      Condominium                                     9.91%
                                                                      PUD                                            27.15%
                                                                      Single Family                                  59.76%

Prepay Penalty: 12 months; "Hard"                       8.06%         Investor                                        5.79%
Prepay Penalty: 24 months; "Hard"                       0.09%         Owner Occupied                                 86.60%
Prepay Penalty: 30 months; "Hard"                       0.33%         Second Home                                     7.61%
Prepay Penalty: 30 months; "Soft"                       0.04%
Prepay Penalty: 36 months;
"12Hard/24Soft"                                         0.14%         Top 5 States:
Prepay Penalty: 36 months; "Hard"                      56.91%         California                                     35.67%
Prepay Penalty: 36 months; "Soft"                       5.58%         Florida                                        20.62%
Prepay Penalty: No Prepay                              28.85%         Illinois                                        4.55%
                                                                      Virginia                                        4.35%
                                                                      Nevada                                          3.43%




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 7)
--------------------------------------------------------------------------------



DESCRIPTION OF THE COLLATERAL:
The mortgage loans are indexed to One Year MTA, One Month LIBOR or the Cost of Funds Index. The mortgage loans have monthly coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof. For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage of 110% or 115%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

     >> Approximately 28.85% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 5.62% of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is not enforced if the borrower has sold the underlying property; and approximately 65.53% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.
     >> Approximately 14.48% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 68.42% of the mortgage loans were originated based on the stated income of the borrower.
     >> The two states with the largest concentrations are California (35.67%) and Florida (20.62%).
     >>  The non-zero weighted average FICO score is 712.
     >> The weighted average LTV is 77.30%. The weighted average CLTV including subordinate financing at the time of origination is 86.45%.
     >> Approximately 0.21% of the mortgage loans have LTVs greater than 80% and no primary mortgage insurance.

NOTE: the information related to the mortgage loans described herein reflects information as of the January 1, 2007. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. CONSEQUENTLY, THE INITIAL PRINCIPAL BALANCE OF ANY OF THE OFFERED CERTIFICATES BY THE CLOSING DATE IS SUBJECT TO AN INCREASE OR DECREASE OF UP TO 5% FROM AMOUNTS SHOWN ON THE FRONT COVER HEREOF.



          LOAN               % OF       GROSS      NET       WAM      GROSS       NET     MAX     MOS TO
      DESCRIPTION            POOL       WAC %     WAC %               MARGIN   MARGIN %   RATE %   ROLL
                                                                        %
TOTAL                       100.00      8.190     7.806      380      3.348      2.964    10.000     1




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 8)
--------------------------------------------------------------------------------




DEPOSITOR:                             Structured Asset Mortgage Investments II Inc.

SERVICERS:                             The servicers of the group 1 mortgage loans are Countrywide (approximately 34.76%),
                                       EMC Mortgage Corporation (approximately 65.14%), and one other, less than 1%.

ORIGINATOR:                            The originators of the group 1 mortgage loans are SouthStar (approximately 49.47%),
                                       Countrywide (approximately 34.76%), Community Lending (approximately 8.26%), and 12 others, each less than 5%.

MASTER SERVICER:                       Wells Fargo Bank, National Association.

TRUSTEE:                               Citibank, N.A.

UNDERWRITER:                           Bear, Stearns & Co. Inc.

CUT-OFF DATE:                          January 1, 2007.

CLOSING DATE:                          January 31, 2007.

RATING AGENCIES:                       The senior  certificates  will be rated by two of the three  rating  agencies and the subordinate  certificates  will be rated by one of the  three  rating  agencies.  The rating  agencies  include  Standard  &  Poor's  ("S&P"),  Moody's  Investors  Service
                                       ("Moody's") and or Fitch Ratings ("Fitch").

LEGAL STRUCTURE:                       The Trust will be established as one or more REMICs for federal income tax purposes.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 9)
--------------------------------------------------------------------------------




OPTIONAL TERMINATION:                  The Depositor, or its designee, may repurchase from the trust all of the mortgage loans at par plus accrued interest when the aggregate principal balance of the mortgage loans is reduced to 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off
                                       Date.

DISTRIBUTION DATE:                     The 25th day of each month (or next business day), commencing February, 2007.

OFFERED CERTIFICATES:                  The Class I-A-1, Class I-A-2, Class I-A-3, Class I-X, Class I-B-1, Class I-B-2, Class I-B-3,
                                       Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates.

NON-OFFERED CERTIFICATES:              The Class I-R and Class I-B-IO Certificates will not be publicly offered.

CLASS A CERTIFICATES:                  The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates.

ADJUSTABLE RATE CERTIFICATES:          The Class I-A-1, Class I-A-2, Class I-A-3, Class I-B-1, Class I-B-2, Class I-B-3, Class
                                       I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class I-B-8 and Class I-B-9 Certificates

SENIOR ADJUSTABLE RATE CERTIFICATES:   The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates.

REMITTANCE TYPE:                       Scheduled/Scheduled.

REGISTRATION:                          The Offered  Certificates  will be in Book-entry  form through DTC,  Clearstream  and
                                       Euroclear.

ERISA CONSIDERATIONS:                  The Underwriter's Exemption is expected to be available for the Class A Certificates. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA ELIGIBILITY:                     The Offered Certificates, other than the Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7,
                                       Class I-B-8 and Class I-B-9 Certificates, are expected to constitute "mortgage related securities" for purposes of SMMEA.

DENOMINATIONS:                         The Offered Certificates are issuable in minimum denominations of an original amount of
                                       $25,000 and multiples of $1,000 in excess thereof.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 10)
--------------------------------------------------------------------------------




RECORD DATE:                           For each class of Adjustable Rate Certificates and any Distribution Date, the business day preceding the applicable Distribution Date, so long as such certificates are in book-entry form; otherwise the Record Date shall be the last business day of the month immediately preceding the applicable Distribution Date.

                                       For the Class X Certificates the last business day of the month immediately preceding applicable Distribution Date .

DELAY DAYS:                            0 (zero) days for the Adjustable Rate Certificates. 24 days for the Class X Certificates.


DETERMINATION DATE:                    With respect to any Distribution Date and the mortgage loans, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR DETERMINATION DATE:              With respect to each class of Adjustable Rate Certificates and any Distribution Date, the
                                       second LIBOR Business Day preceding the commencement of the related Interest Accrual Period.
                                       LIBOR Business Day means a day on which banks are open for dealing in foreign currency and exchange in CityLondon and placeCityNew York City.

INTEREST ACCRUAL PERIOD:               For each class of Adjustable Rate Certificates and any Distribution Date, the Interest
                                       Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution
                                       Date. All distributions of interest on the Adjustable Rate Certificates will be based on a
                                       360-day year and the actual number of days in the applicable Interest Accrual Period. The
                                       Adjustable Rate Certificates will initially settle flat (no accrued interest).

                                       For the Class X Certificates, the Interest Accrual Period is prior calendar month immediately preceding the month in which such Distribution Dates occurs. All distributions of interest on the Class X Certificates will be based on a 30/360 basis. The Class X Certificates will settle with accrued interest.

PREPAYMENT PERIOD:                     The Prepayment Period with respect to any Distribution Date is the agreed upon time period with respect to each underlying servicer.

SERVICING FEE:                         With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month.
                                       The Servicing Fee Rate for each mortgage loans is 0.384% per annum.

ADVANCING OBLIGATION:                  The Servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (to the extent of the minimum payment due thereon), in general, to the extent that the Servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the Servicer fails to make any required advances, the Master Servicer may be obligated to do so, as described in the prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 11)
--------------------------------------------------------------------------------




COMPENSATING INTEREST:                 The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls ("Prepayment Interest Shortfalls") due to partial and/or full prepayments on the mortgage loans.

STEP-UP COUPON:                        If the Optional Termination is not exercised on the first Distribution Date following the
                                       Distribution Date on which it could have been exercised, the margin on the Senior Adjustable
                                       Rate Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class I-B Certificates will increase to 1.5 times their related initial margins.

CREDIT ENHANCEMENT:                    1. Excess Spread
                                       2. Overcollateralization
                                       3. Subordination
                                       4. Corridor Cap Agreement (for the Adjustable Rate Certificates)

DUE PERIOD:                            With respect to any Distribution Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

INTEREST REMITTANCE AMOUNT:            With respect to any Distribution Date and any loan group, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced on the mortgage loans (net of aggregate Servicing Fee).

OVERCOLLATERALIZATION AMOUNT:          The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized
                                       Losses incurred during the related Due Period) over (ii) the aggregate Certificate Principal
                                       Balance of the Class A Certificates and Class I-B Certificates, after taking into account the distributions of principal to be made on such Distribution Date.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 12)
--------------------------------------------------------------------------------




OVERCOLLATERALIZATION                  With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to
TARGET AMOUNT:                         approximately 1.600% of the aggregate principal balance of the mortgage loans as of the
                                       Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the Distribution Date in January 2013, 4.000% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized
                                       Losses incurred during the related Due Period) and (2) on or after the Distribution Date in
                                       January 2013, 3.200% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date (approximately
                                       $1,878,786) or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the
                                       Overcollateralization Target Amount for the immediately preceding Distribution Date. The
                                       Overcollateralization Target Amount for the Offered Certificates is expected to be fully funded on the Closing Date.

OVERCOLLATERALIZATION                  With respect to any Distribution Date, an amount equal to the lesser of (i) available excess
INCREASE AMOUNT:                       cashflow from the mortgage loans available for payment of Overcollateralization Increase
                                       Amount and (ii) the excess, if any, of (x) the Overcollateralization Target Amount for that
                                       Distribution Date over (y) the Overcollateralization Amount for such Distribution Date.

OVERCOLLATERALIZATION                  With respect to any Distribution Date for which the Excess Overcollateralization Amount is,
RELEASE AMOUNT:                        or would be, after taking into account all other distributions to be made on that
                                       Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess
                                       Overcollateralization Amount for that Distribution Date and (ii) principal collected on the mortgage loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION           With   respect   to   any   Distribution   Date,   the   excess,   if   any,   of  the
AMOUNT:                                Overcollateralization Amount over the Overcollateralization Target Amount.

STEPDOWN DATE:                         The earlier to occur of (i) the Distribution Date on which the aggregate Certificate
                                       Principal Balance of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in January 2009 and (y) the first Distribution
                                       Date for which the aggregate Certificate Principal Balance of the Subordinate Certificates
                                       plus the related Overcollateralization Amount divided by the aggregate Outstanding Principal
                                       Balance of the mortgage loans is greater than or equal (i) prior to the Distribution Date in
                                       January 2013, 26.500% and (ii) on or after the Distribution Date in January 2013, 21.200%.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


CREDIT ENHANCEMENT PERCENTAGE:         The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates
                                       (including the Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such Distribution Date.



STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 13)
--------------------------------------------------------------------------------




TRIGGER EVENT:                         If either the Delinquency Test or the Cumulative Loss Test is violated.

DELINQUENCY TEST:                      The Delinquency Test is violated with respect to any Distribution Date on or after the
                                       Stepdown Date if: (i) the three month rolling average of the sum of the Scheduled Principal
                                       Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the mortgage loans as of the last day of the related due period, exceeds (ii) prior to the distribution date in January 2013, [26.67]% of the Credit Enhancement Percentage and on or
                                       after the distribution date in January 2013, [33.33]%, of the Credit Enhancement Percentage.

CUMULATIVE LOSS TEST:                  The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of
                                       Realized Losses incurred since the Cut-off Date through the last day of the related Due
                                       Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off
                                       Date exceeds the applicable percentages set forth below with respect to such Distribution
                                       Date:

                                             DISTRIBUTION DATE OCCURRING IN                           PERCENTAGE
                                             -------------------------------------------------------------------
                                             January 2009 through December 2009                       [0.20]%
                                             January 2010 through  December  2010                     0.45%
                                             January 2011 through  December  2011                     0.85%
                                             January 2012 through  December  2012                     1.20%
                                             January 2013 through  December 2013                      1.65%
                                             January 2014 and thereafter                              1.80%


REALIZED LOSSES:                       Any Realized Losses on the mortgage loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, in reduction of the related Overcollateralization
                                       Amount, third, to the Class I-B-9 Certificates until their Certificate Principal Balance is reduced to zero, fourth, to the Class I-B-8 Certificates until their Certificate Principal
                                       Balance is reduced to zero, fifth, to the Class I-B-7 Certificates until their Certificate
                                       Principal Balance is reduced to zero, sixth, to the Class I-B-6 Certificates until their
                                       Certificate Principal Balance is reduced to zero, seventh, to the Class I-B-5 Certificates until their Certificate Principal Balance is reduced to zero, eighth, to the Class I-B-4
                                       Certificates until their Certificate Principal Balance is reduced to zero, ninth, to the
                                       Class I-B-3 Certificates until their Certificate Principal Balance is reduced to zero, tenth, to the Class I-B-2 Certificates until their Certificate Principal Balance is reduced until zero and then to the Class I-B-1 Certificates until their Certificate Principal Balance is reduced until zero, then to the Class I-A-3 Certificates until their Certificate Principal
                                       Balance is reduced until zero, then to the Class I-A-2 Certificates until their Certificate
                                       Principal Balance is reduced until zero until zero and then to the Class I-A-1 Certificates.

                                       Once Realized Losses have been allocated to the Class A or the Subordinate Certificates, such amounts with respect to such certificates will no longer accrue interest; however, such amounts may be paid thereafter to the extent of funds available from Net Monthly Excess
                                       Cashflow.


AVAILABLE FUNDS:                       For any Distribution Date, the sum of (a) the Interest Remittance Amount and (b) the
                                       Principal Distribution Amount.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 14)
--------------------------------------------------------------------------------





NET RATE CAP:                          With respect to any Adjustable Rate Certificates, the excess of (1) the lesser of (i) the weighted average Net Rate on the related mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the Prepayment
                                       Period related to the prior Due Date) and (ii) the Adjusted Rate Cap over (2) 0.600%
                                       multiplied by the aggregate current principal balance of the loans with 3 Year Hard
                                       Prepayment Penalties divided by the aggregate current principal balance of all the mortgage loans and adjusted to an actual/360 basis.

ADJUSTED RATE CAP:                     With respect and Distribution Date and the related Due Period, the sum of (i) the Scheduled
                                       Monthly Payments owed on the related mortgage loans for such Due Period (ii) (a) the Actual
                                       Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the stated principal balance of the mortgage loans for such Due Period, minus
                                       (b) 0.600% multiplied by the aggregate current principal balance of the loans with 3 Year
                                       Hard Prepayment Penalties divided by the aggregate current principal balance of all the mortgage loans.

CERTIFICATE PRINCIPAL BALANCE:         With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus any related Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any
                                       Applied Realized Loss Amounts allocated to such class on previous distribution dates.

NET DEFERRED INTEREST:                 With respect to any Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through
                                       Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii)
                                       the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual
                                       Period divided by 360.

PASS-THROUGH RATES:                    With respect to the Adjustable Rate Certificates and any Distribution Date, the Pass-Through
                                       Rate will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the applicable Net Rate Cap, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and (z) Adjusted Rate Cap on an actual/360 basis.

INTEREST CARRY FORWARD AMOUNT:         As of any Distribution Date, generally equal to the sum of (i) the excess of (a) the Current
                                       Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior
                                       Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

INTEREST DISTRIBUTION AMOUNT:          The Interest Distribution Amount for the Offered Certificates of any class on any
                                       Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest
                                       Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 15)
--------------------------------------------------------------------------------





SENIOR INTEREST DISTRIBUTION           The Senior Interest Distribution Amount for any Distribution Date and the Class A
AMOUNT:                                Certificates is equal to the Interest Distribution Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that
                                       Distribution Date for the Class A Certificates.

BASIS RISK SHORTFALL CARRYOVER AMOUNT: With respect to any Distribution Date, and the Adjustable Rate Certificates, the excess of
                                       (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the
                                       Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap). The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk
                                       Shortfall Carryover Amount.

BASIS RISK SHORTFALL:                  Because each mortgage loan has a mortgage rate that is adjustable, and will adjust based on
                                       One-Year MTA after an initial fixed-rate period of one or three months following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on One-Month
                                       LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk Shortfalls").
                                       If Basis Risk Shortfalls occur, then in the case of the Adjustable Rate Certificates, they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from Net Monthly
                                       Excess Cashflow to the extent available on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 16)
--------------------------------------------------------------------------------





AVAILABLE FUNDS PRIORITY:              On each Distribution Date, the Available Funds will be distributed in the following order of priority:

                                       1.  concurrently to the holders of the Class A and Class I-X Certificates, pro rata, based on the amount of interest payable to such classes of certificates, the Senior Interest
                                           Distribution Amount allocable to such certificates;

                                       2.  sequentially, to the holders of the Class I-B Certificates, the Interest Distribution
                                           Amount for such certificates;

                                       (A) For each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, an amount up to the Principal Distribution Amounts for such Distribution Date shall be distributed as follows:

                                           (i)      concurrently to Class I-A-1, Class I-A-2 and Class I-A-3 Certificates, pro rata, until the Principal Balance of each such class has been reduced to zero;

                                           (ii)     sequentially, to the Class I-B Certificates, until their respective Certificate
                                                    Principal Balance has been reduced to zero; and

                                           (B)      On each Distribution Date (a) on or after the Stepdown Date and (b) on which a
                                           Trigger Event is not in effect, sequentially:

                                           (i)      in an amount up to the Senior Principal Distribution Amount, concurrently to the
                                                    Class A Certificates, in the priority set forth in (A)(i) above; until their respective Certificate Principal Balance has been reduced to zero; and

                                           (ii)     sequentially to the Class I-B Certificates, in each case in an amount up to the applicable Class Principal Distribution Amount for each such Class, until their respective Certificate Principal Balance has been reduced to zero;

                                       3.  concurrently, to the Class A Certificates, pro rata, based on the Realized Loss amounts allocated to such class;

                                       4.  sequentially, to the Class I-B Certificates, in each case in an amount equal to any
                                           Realized Loss amounts allocated to such classes;


                                       5.  to each Class of Certificates to pay Basis Risk Carryover Amounts, sequentially, (a)
                                           concurrently, to the Class I-A Certificates, pro rata based on the amount of Basis Risk
                                           Carryover Amounts, and (b) sequentially, to the Class I-B Certificates, in each case in an amount equal to any Basis Risk Carryover Amounts; and

                                       6.  to the holders of the Class A and Class I-B Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                                       7.  To the holders of the Class I-B-IO Certificates, as provided in the pooling and servicing agreement.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 17)
--------------------------------------------------------------------------------





PRINCIPAL DISTRIBUTION                 The Principal Distribution Amount for any Distribution Date will be the sum of (i) the
AMOUNT:                                principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
                                       (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment
                                       Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the
                                       Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase
                                       Amount for such Distribution Date MINUS (v) a percentage of the amount of any
                                       Overcollateralization Release Amount for such Distribution Date allocated to the Principal
                                       Distribution Amount based on the amount of principal for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION         For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal
                                       Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 26.500% and (ii) on or after the distribution date in January 2013,
                                       21.200%.

CLASS I-B-1 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date) and (2) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 20.625% and (ii) on or after the distribution date in
                                       January 2013, 16.500%.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 18)
--------------------------------------------------------------------------------





CLASS I-B-2 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class
                                       I-B-1 Principal Distribution Amounts for such Distribution Date) and (3) the aggregate stated
                                       principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by
                                       (i) prior to the distribution date in January 2013, 15.750% and (ii) on or after the distribution date in January 2013, 12.600%.

CLASS I-B-3 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class
                                       I-B-1 Principal Distribution Amounts for such Distribution Date), (3) the aggregate
                                       Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date) and (4)
                                       the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 14.000%
                                       and (ii) on or after the distribution date in January 2013, 11.200%.

CLASS I-B-4 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-4 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class
                                       I-B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate
                                       Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date), (4)
                                       the aggregate Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amounts for such
                                       Distribution Date), and (5) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in
                                       January 2013, 10.875% and (ii) on or after the distribution date in January 2013, 8.700%.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 19)
--------------------------------------------------------------------------------





CLASS I-B-5 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-5 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class
                                       I-B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate
                                       Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date), (4)
                                       the aggregate Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amounts for such
                                       Distribution Date), (5) the aggregate Certificate Principal Balance of the Class I-B-4
                                       Certificates (after taking into account the payment of the Class I-B-4 Principal Distribution
                                       Amounts for such Distribution Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized
                                       Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 9.250% and (ii) on or after the distribution date in
                                       January 2013, 7.400%.

CLASS I-B-6 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-6 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class
                                       I-B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate
                                       Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date), (4)
                                       the aggregate Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amounts for such
                                       Distribution Date), the aggregate Certificate Principal Balance of the Class I-B-4
                                       Certificates (after taking into account the payment of the Class I-B-4 Principal Distribution
                                       Amounts for such Distribution Date) and (5) the aggregate Certificate Principal Balance of the Class I-B-5 Certificates (after taking into account the payment of the Class I-B-5
                                       Principal Distribution Amounts for such Distribution Date) and (6) the aggregate stated
                                       principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by
                                       (i) prior to the distribution date in January 2013, 8.000% and (ii) on or after the distribution date in January 2013, 6.400%.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 20)
--------------------------------------------------------------------------------





CLASS I-B-7 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-7 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class
                                       I-B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate
                                       Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date), (4)
                                       the aggregate Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amounts for such
                                       Distribution Date), the aggregate Certificate Principal Balance of the Class I-B-4
                                       Certificates (after taking into account the payment of the Class I-B-4 Principal Distribution
                                       Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the
                                       Class I-B-5 Certificates (after taking into account the payment of the Class I-B-5 Principal
                                       Distribution Amounts for such Distribution Date), (6) the aggregate Certificate Principal
                                       Balance of the Class I-B-6 Certificates (after taking into account the payment of the Class
                                       I-B-6 Principal Distribution Amounts for such Distribution Date) and (7) the aggregate stated
                                       principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by
                                       (i) prior to the distribution date in January 2013, 6.750% and (ii) on or after the distribution date in January 2013, 5.400%.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 21)
--------------------------------------------------------------------------------





CLASS I-B-8 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-8 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class
                                       I-B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate
                                       Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date), (4)
                                       the aggregate Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amounts for such
                                       Distribution Date), the aggregate Certificate Principal Balance of the Class I-B-4
                                       Certificates (after taking into account the payment of the Class I-B-4 Principal Distribution
                                       Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the
                                       Class I-B-5 Certificates (after taking into account the payment of the Class I-B-5 Principal
                                       Distribution Amounts for such Distribution Date), (6) the aggregate Certificate Principal
                                       Balance of the Class I-B-6 Certificates (after taking into account the payment of the Class
                                       I-B-6 Principal Distribution Amounts for such Distribution Date), (7) the aggregate
                                       Certificate Principal Balance of the Class I-B-7 Certificates (after taking into account the payment of the Class I-B-7 Principal Distribution Amounts for such Distribution Date), and
                                       (8) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 5.500%
                                       and (ii) on or after the distribution date in January 2013, 4.400%.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 22)
--------------------------------------------------------------------------------





CLASS I-B-9 PRINCIPAL DISTRIBUTION     For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-9 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class
                                       I-B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate
                                       Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date), (4)
                                       the aggregate Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amounts for such
                                       Distribution Date), the aggregate Certificate Principal Balance of the Class I-B-4
                                       Certificates (after taking into account the payment of the Class I-B-4 Principal Distribution
                                       Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the
                                       Class I-B-5 Certificates (after taking into account the payment of the Class I-B-5 Principal
                                       Distribution Amounts for such Distribution Date), (6) the aggregate Certificate Principal
                                       Balance of the Class I-B-6 Certificates (after taking into account the payment of the Class
                                       I-B-6 Principal Distribution Amounts for such Distribution Date), (7) the aggregate
                                       Certificate Principal Balance of the Class I-B-7 Certificates (after taking into account the payment of the Class I-B-7 Principal Distribution Amounts for such Distribution Date), (8)
                                       the aggregate Certificate Principal Balance of the Class I-B-8 Certificates (after taking into account the payment of the Class I-B-8 Principal Distribution Amounts for such
                                       Distribution Date) and (9) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in January
                                       2013, 4.000% and (ii) on or after the distribution date in January 2013, 3.200%.

CERTIFICATE PRINCIPAL BALANCE:         With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus any related Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any
                                       Applied Realized Loss Amounts allocated to such class on previous distribution dates.

NET DEFERRED INTEREST:                 With respect to any Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through
                                       Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii)
                                       the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual
                                       Period divided by 360.




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 23)
--------------------------------------------------------------------------------





                                         EXHIBIT I- AVAILABLE FUNDS CAP SCHEDULE
                                         ---------------------------------------
                                     Class I-A-1   Class I-A-2   Class I-A-3   Class I-B-1
                     Distribution     Effective     Effective     Effective     Effective
                         Date           Coupon        Coupon        Coupon        Coupon
                       25-Feb-07         5.51          5.56          5.60         5.73
                       25-Mar-07        10.10         10.10         10.10         9.93
                       25-Apr-07         9.12          9.13          9.13         8.97
                       25-May-07         9.43          9.43          9.44         9.27
                       25-Jun-07         9.13          9.13          9.14         8.97
                       25-Jul-07         9.44          9.44          9.44         9.27
                       25-Aug-07         9.14          9.14          9.14         8.97
                       25-Sep-07         9.14          9.14          9.15         8.97
                       25-Oct-07         9.45          9.45          9.46         9.27
                       25-Nov-07         9.15          9.15          9.15         8.97
                       25-Dec-07         9.46          9.46          9.46         9.27
                       25-Jan-08         9.16          9.16          9.16         8.97
                       25-Feb-08         9.16          9.16          9.17         8.97
                       25-Mar-08         9.80          9.80          9.80         9.59
                       25-Apr-08         9.17          9.17          9.18         8.97
                       25-May-08         9.48          9.48          9.49         9.27
                       25-Jun-08         9.18          9.18          9.18         8.97
                       25-Jul-08         9.49          9.49          9.50         9.27
                       25-Aug-08         9.19          9.19          9.19         8.97
                       25-Sep-08         9.19          9.20          9.20         8.97
                       25-Oct-08         9.50          9.51          9.51         9.27
                       25-Nov-08         9.20          9.21          9.21         8.97
                       25-Dec-08         9.51          9.52          9.52         9.27
                       25-Jan-09         9.21          9.22          9.22         8.97
                       25-Feb-09         9.22          9.22          9.23         8.97
                       25-Mar-09        10.21         10.22         10.22         9.93
                       25-Apr-09         9.23          9.23          9.24         8.97
                       25-May-09         9.54          9.55          9.55         9.27
                       25-Jun-09         9.24          9.25          9.25         8.97
                       25-Jul-09         9.56          9.56          9.57         9.27
                       25-Aug-09         9.26          9.26          9.27         8.97
                       25-Sep-09         9.27          9.27          9.28         8.97
                       25-Oct-09         9.59          9.59          9.60         9.27
                       25-Nov-09         9.29          9.29          9.30         8.97
                       25-Dec-09         9.61          9.61          9.62         9.27
                       25-Jan-10         9.31          9.31          9.32         8.97
                       25-Feb-10         9.32          9.32          9.33         8.97
                       25-Mar-10        10.33         10.33         10.34         9.93
                       25-Apr-10         9.34          9.34          9.35         8.97
                       25-May-10         9.66          9.67          9.67         9.27
                       25-Jun-10         9.36          9.37          9.37         8.97
                       25-Jul-10         9.69          9.70          9.70         9.27
                       25-Aug-10         9.39          9.40          9.40         8.97
                       25-Sep-10        10.30         10.33         10.34         8.97
                       25-Oct-10        11.13         11.17         11.19         9.27
                       25-Nov-10        10.78         10.81         10.83         8.97
                       25-Dec-10        11.14         11.17         11.20         9.27




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 24)
--------------------------------------------------------------------------------




                                     Class I-A-1   Class I-A-2   Class I-A-3   Class I-B-1
                     Distribution     Effective     Effective     Effective     Effective
                         Date           Coupon        Coupon        Coupon        Coupon
                       25-Jan-11        10.78         10.81         10.83         8.97
                       25-Feb-11        10.78         10.81         10.84         8.97
                       25-Mar-11        11.93         11.97         12.00         9.93
                       25-Apr-11        10.78         10.81         10.84         8.97
                       25-May-11        11.14         11.17         11.20         9.27
                       25-Jun-11        10.78         10.81         10.84         8.97
                       25-Jul-11        11.14         11.17         11.20         9.27
                       25-Aug-11        10.78         10.81         10.84         8.97
                       25-Sep-11        10.78         10.81         10.84         8.97
                       25-Oct-11        11.14         11.17         11.20         9.27
                       25-Nov-11        10.78         10.81         10.84         8.97
                       25-Dec-11        11.14         11.17         11.20         9.27
                       25-Jan-12        10.78         10.81         10.84         8.97
                       25-Feb-12        10.78         10.81         10.84         8.97
                       25-Mar-12        11.52         11.56         11.59         9.59
                       25-Apr-12        10.78         10.81         10.84         8.97
                       25-May-12        11.14         11.18         11.20         9.27
                       25-Jun-12        10.78         10.82         10.84         8.97
                       25-Jul-12        11.14         11.18         11.20         9.27
                       25-Aug-12        10.78         10.82         10.84         8.97
                       25-Sep-12        10.78         10.82         10.84         8.97
                       25-Oct-12        11.14         11.18         11.21         9.27
                       25-Nov-12        10.78         10.82         10.84         8.97
                       25-Dec-12        11.14         11.18         11.21         9.27
                       25-Jan-13        21.79         22.02         22.22         8.97
                       25-Feb-13        10.39         10.41         10.43         8.97
                       25-Mar-13        11.46         11.49         11.51         9.93
                       25-Apr-13        10.33         10.35         10.37         8.97
                       25-May-13        10.67         10.70         10.72         9.27
                       25-Jun-13        10.33         10.35         10.37         8.97
                       25-Jul-13        10.11         10.13         10.14         9.27
                       25-Aug-13         9.30          9.31          9.31         8.97
                       25-Sep-13         9.31          9.32          9.32         8.97
                       25-Oct-13         9.63          9.64          9.64         9.27
                       25-Nov-13         9.33          9.33          9.34         8.97
                       25-Dec-13         9.65          9.65          9.66         9.27
                       25-Jan-14         9.35          9.35          9.36         8.97
                       25-Feb-14         9.35          9.36          9.37         8.97
                       25-Mar-14        10.37         10.38         10.38         9.93
                       25-Apr-14         9.37          9.38          9.39         8.97
                       25-May-14         9.70          9.71          9.71         9.27
                       25-Jun-14         9.39          9.40          9.41         8.97
                       25-Jul-14         9.72          9.73          9.73         9.27
                       25-Aug-14         9.42          9.42          9.43         8.97
                       25-Sep-14         9.43          9.44          9.44         8.97
                       25-Oct-14         9.75          9.76          9.77         9.27
                       25-Nov-14         9.45          9.46          9.47         8.97
                       25-Dec-14         9.78          9.79          9.80         9.27
                       25-Jan-15         9.47          9.48          9.49         8.97




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 25)
--------------------------------------------------------------------------------



                                     Class I-A-1   Class I-A-2   Class I-A-3   Class I-B-1
                     Distribution     Effective     Effective     Effective     Effective
                         Date           Coupon        Coupon        Coupon        Coupon
                       25-Feb-15         9.49          9.50          9.51         8.97
                       25-Mar-15        10.52         10.53         10.54         9.93
                       25-Apr-15         9.51          9.52          9.53         8.97
                       25-May-15        10.52         10.53         10.54         9.27
                       25-Jun-15         0.00          0.00          0.00         0.00




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 26)
--------------------------------------------------------------------------------




                                      Class I-B-2   Class I-B-3   Class I-B-4   Class I-B-5
                      Distribution     Effective     Effective     Effective     Effective
                          Date           Coupon        Coupon        Coupon        Coupon
                       25-Feb-07        5.75          5.77          5.85          5.89
                       25-Mar-07        9.93          9.93          9.93          9.93
                       25-Apr-07        8.97          8.97          8.97          8.97
                       25-May-07        9.27          9.27          9.27          9.27
                       25-Jun-07        8.97          8.97          8.97          8.97
                       25-Jul-07        9.27          9.27          9.27          9.27
                       25-Aug-07        8.97          8.97          8.97          8.97
                       25-Sep-07        8.97          8.97          8.97          8.97
                       25-Oct-07        9.27          9.27          9.27          9.27
                       25-Nov-07        8.97          8.97          8.97          8.97
                       25-Dec-07        9.27          9.27          9.27          9.27
                       25-Jan-08        8.97          8.97          8.97          8.97
                       25-Feb-08        8.97          8.97          8.97          8.97
                       25-Mar-08        9.59          9.59          9.59          9.59
                       25-Apr-08        8.97          8.97          8.97          8.97
                       25-May-08        9.27          9.27          9.27          9.27
                       25-Jun-08        8.97          8.97          8.97          8.97
                       25-Jul-08        9.27          9.27          9.27          9.27
                       25-Aug-08        8.97          8.97          8.97          8.97
                       25-Sep-08        8.97          8.97          8.97          8.97
                       25-Oct-08        9.27          9.27          9.27          9.27
                       25-Nov-08        8.97          8.97          8.97          8.97
                       25-Dec-08        9.27          9.27          9.27          9.27
                       25-Jan-09        8.97          8.97          8.97          8.97
                       25-Feb-09        8.97          8.97          8.97          8.97
                       25-Mar-09        9.93          9.93          9.93          9.93
                       25-Apr-09        8.97          8.97          8.97          8.97
                       25-May-09        9.27          9.27          9.27          9.27
                       25-Jun-09        8.97          8.97          8.97          8.97
                       25-Jul-09        9.27          9.27          9.27          9.27
                       25-Aug-09        8.97          8.97          8.97          8.97
                       25-Sep-09        8.97          8.97          8.97          8.97
                       25-Oct-09        9.27          9.27          9.27          9.27
                       25-Nov-09        8.97          8.97          8.97          8.97
                       25-Dec-09        9.27          9.27          9.27          9.27
                       25-Jan-10        8.97          8.97          8.97          8.97
                       25-Feb-10        8.97          8.97          8.97          8.97
                       25-Mar-10        9.93          9.93          9.93          9.93
                       25-Apr-10        8.97          8.97          8.97          8.97
                       25-May-10        9.27          9.27          9.27          9.27
                       25-Jun-10        8.97          8.97          8.97          8.97
                       25-Jul-10        9.27          9.27          9.27          9.27
                       25-Aug-10        8.97          8.97          8.97          8.97
                       25-Sep-10        8.97          8.97          8.97          8.97
                       25-Oct-10        9.27          9.27          9.27          9.27
                       25-Nov-10        8.97          8.97          8.97          8.97
                       25-Dec-10        9.27          9.27          9.27          9.27
                       25-Jan-11        8.97          8.97          8.97          8.97
                       25-Feb-11        8.97          8.97          8.97          8.97




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 27)
--------------------------------------------------------------------------------




                                      Class I-B-2   Class I-B-3   Class I-B-4   Class I-B-5
                      Distribution     Effective     Effective     Effective     Effective
                          Date           Coupon        Coupon        Coupon        Coupon
                       25-Mar-11        9.93          9.93          9.93          9.93
                       25-Apr-11        8.97          8.97          8.97          8.97
                       25-May-11        9.27          9.27          9.27          9.27
                       25-Jun-11        8.97          8.97          8.97          8.97
                       25-Jul-11        9.27          9.27          9.27          9.27
                       25-Aug-11        8.97          8.97          8.97          8.97
                       25-Sep-11        8.97          8.97          8.97          8.97
                       25-Oct-11        9.27          9.27          9.27          9.27
                       25-Nov-11        8.97          8.97          8.97          8.97
                       25-Dec-11        9.27          9.27          9.27          9.27
                       25-Jan-12        8.97          8.97          8.97          8.97
                       25-Feb-12        8.97          8.97          8.97          8.97
                       25-Mar-12        9.59          9.59          9.59          9.59
                       25-Apr-12        8.97          8.97          8.97          8.97
                       25-May-12        9.27          9.27          9.27          9.27
                       25-Jun-12        8.97          8.97          8.97          8.97
                       25-Jul-12        9.27          9.27          9.27          9.27
                       25-Aug-12        8.97          8.97          8.97          8.97
                       25-Sep-12        8.97          8.97          8.97          8.97
                       25-Oct-12        9.27          9.27          9.27          9.27
                       25-Nov-12        8.97          8.97          8.97          8.97
                       25-Dec-12        9.27          9.27          9.27          9.27
                       25-Jan-13        8.97          8.97          8.97          8.97
                       25-Feb-13        8.97          8.97          8.97          8.97
                       25-Mar-13        9.93          9.93          9.93          9.93
                       25-Apr-13        8.97          8.97          8.97          8.97
                       25-May-13        9.27          9.27          9.27          9.27
                       25-Jun-13        8.97          8.97          8.97          8.97
                       25-Jul-13        9.27          9.27          9.27          9.27
                       25-Aug-13        8.97          8.97          8.97          8.97
                       25-Sep-13        8.97          8.97          8.97          8.97
                       25-Oct-13        9.27          9.27          9.27          9.27
                       25-Nov-13        8.97          8.97          8.97          8.97
                       25-Dec-13        9.27          9.27          9.27          9.27
                       25-Jan-14        8.97          8.97          8.97          8.97
                       25-Feb-14        8.97          8.97          8.97          8.97
                       25-Mar-14        9.93          9.93          9.93          9.93
                       25-Apr-14        8.97          8.97          8.97          8.97
                       25-May-14        9.27          9.27          9.27          9.27
                       25-Jun-14        8.97          8.97          8.97          8.97
                       25-Jul-14        9.27          9.27          9.27          9.27
                       25-Aug-14        8.97          8.97          8.97          8.97
                       25-Sep-14        8.97          8.97          8.97          8.97
                       25-Oct-14        9.27          9.27          9.27          9.27
                       25-Nov-14        8.97          8.97          8.97          8.97
                       25-Dec-14        9.27          9.27          9.27          9.27
                       25-Jan-15        8.97          8.97          8.97          8.97
                       25-Feb-15        8.97          8.97          8.97          8.97
                       25-Mar-15        9.93          9.93          9.93          9.93




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 28)
--------------------------------------------------------------------------------




                                      Class I-B-2   Class I-B-3   Class I-B-4   Class I-B-5
                      Distribution     Effective     Effective     Effective     Effective
                          Date           Coupon        Coupon        Coupon        Coupon
                       25-Apr-15        8.97          8.97          8.97          8.97
                       25-May-15        9.27          9.27          9.27          9.27
                       25-Jun-15        0.00          0.00          0.00          0.00


                                      Class I-B-6   Class I-B-7   Class I-B-8   Class I-B-9
                      Distribution     Effective     Effective     Effective     Effective
                          Date           Coupon        Coupon        Coupon        Coupon
                       25-Feb-07        5.93          6.55          7.00          7.45
                       25-Mar-07        9.93          9.93          9.93          9.93
                       25-Apr-07        8.97          8.97          8.97          8.97
                       25-May-07        9.27          9.27          9.27          9.27
                       25-Jun-07        8.97          8.97          8.97          8.97
                       25-Jul-07        9.27          9.27          9.27          9.27
                       25-Aug-07        8.97          8.97          8.97          8.97
                       25-Sep-07        8.97          8.97          8.97          8.97
                       25-Oct-07        9.27          9.27          9.27          9.27
                       25-Nov-07        8.97          8.97          8.97          8.97
                       25-Dec-07        9.27          9.27          9.27          9.27
                       25-Jan-08        8.97          8.97          8.97          8.97
                       25-Feb-08        8.97          8.97          8.97          8.97
                       25-Mar-08        9.59          9.59          9.59          9.59
                       25-Apr-08        8.97          8.97          8.97          8.97
                       25-May-08        9.27          9.27          9.27          9.27
                       25-Jun-08        8.97          8.97          8.97          8.97
                       25-Jul-08        9.27          9.27          9.27          9.27
                       25-Aug-08        8.97          8.97          8.97          8.97
                       25-Sep-08        8.97          8.97          8.97          8.97
                       25-Oct-08        9.27          9.27          9.27          9.27
                       25-Nov-08        8.97          8.97          8.97          8.97
                       25-Dec-08        9.27          9.27          9.27          9.27
                       25-Jan-09        8.97          8.97          8.97          8.97
                       25-Feb-09        8.97          8.97          8.97          8.97
                       25-Mar-09        9.93          9.93          9.93          9.93
                       25-Apr-09        8.97          8.97          8.97          8.97
                       25-May-09        9.27          9.27          9.27          9.27
                       25-Jun-09        8.97          8.97          8.97          8.97
                       25-Jul-09        9.27          9.27          9.27          9.27
                       25-Aug-09        8.97          8.97          8.97          8.97
                       25-Sep-09        8.97          8.97          8.97          8.97
                       25-Oct-09        9.27          9.27          9.27          9.27
                       25-Nov-09        8.97          8.97          8.97          8.97
                       25-Dec-09        9.27          9.27          9.27          9.27
                       25-Jan-10        8.97          8.97          8.97          8.97
                       25-Feb-10        8.97          8.97          8.97          8.97
                       25-Mar-10        9.93          9.93          9.93          9.93
                       25-Apr-10        8.97          8.97          8.97          8.97
                       25-May-10        9.27          9.27          9.27          9.27
                       25-Jun-10        8.97          8.97          8.97          8.97




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 29)
--------------------------------------------------------------------------------




                                      Class I-B-6   Class I-B-7   Class I-B-8   Class I-B-9
                      Distribution     Effective     Effective     Effective     Effective
                          Date           Coupon        Coupon        Coupon        Coupon
                       25-Jul-10        9.27          9.27          9.27          9.27
                       25-Aug-10        8.97          8.97          8.97          8.97
                       25-Sep-10        8.97          8.97          8.97          8.97
                       25-Oct-10        9.27          9.27          9.27          9.27
                       25-Nov-10        8.97          8.97          8.97          8.97
                       25-Dec-10        9.27          9.27          9.27          9.27
                       25-Jan-11        8.97          8.97          8.97          8.97
                       25-Feb-11        8.97          8.97          8.97          8.97
                       25-Mar-11        9.93          9.93          9.93          9.93
                       25-Apr-11        8.97          8.97          8.97          8.97
                       25-May-11        9.27          9.27          9.27          9.27
                       25-Jun-11        8.97          8.97          8.97          8.97
                       25-Jul-11        9.27          9.27          9.27          9.27
                       25-Aug-11        8.97          8.97          8.97          8.97
                       25-Sep-11        8.97          8.97          8.97          8.97
                       25-Oct-11        9.27          9.27          9.27          9.27
                       25-Nov-11        8.97          8.97          8.97          8.97
                       25-Dec-11        9.27          9.27          9.27          9.27
                       25-Jan-12        8.97          8.97          8.97          8.97
                       25-Feb-12        8.97          8.97          8.97          8.97
                       25-Mar-12        9.59          9.59          9.59          9.59
                       25-Apr-12        8.97          8.97          8.97          8.97
                       25-May-12        9.27          9.27          9.27          9.27
                       25-Jun-12        8.97          8.97          8.97          8.97
                       25-Jul-12        9.27          9.27          9.27          9.27
                       25-Aug-12        8.97          8.97          8.97          8.97
                       25-Sep-12        8.97          8.97          8.97          8.97
                       25-Oct-12        9.27          9.27          9.27          9.27
                       25-Nov-12        8.97          8.97          8.97          8.97
                       25-Dec-12        9.27          9.27          9.27          9.27
                       25-Jan-13        8.97          8.97          8.97          8.97
                       25-Feb-13        8.97          8.97          8.97          8.97
                       25-Mar-13        9.93          9.93          9.93          9.93
                       25-Apr-13        8.97          8.97          8.97          8.97
                       25-May-13        9.27          9.27          9.27          9.27
                       25-Jun-13        8.97          8.97          8.97          8.97
                       25-Jul-13        9.27          9.27          9.27          9.27
                       25-Aug-13        8.97          8.97          8.97          8.97
                       25-Sep-13        8.97          8.97          8.97          8.97
                       25-Oct-13        9.27          9.27          9.27          9.27
                       25-Nov-13        8.97          8.97          8.97          8.97
                       25-Dec-13        9.27          9.27          9.27          9.27
                       25-Jan-14        8.97          8.97          8.97          8.97
                       25-Feb-14        8.97          8.97          8.97          8.97
                       25-Mar-14        9.93          9.93          9.93          9.93
                       25-Apr-14        8.97          8.97          8.97          8.97
                       25-May-14        9.27          9.27          9.27          9.27
                       25-Jun-14        8.97          8.97          8.97          8.97
                       25-Jul-14        9.27          9.27          9.27          9.27




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 30)
--------------------------------------------------------------------------------




                                      Class I-B-6   Class I-B-7   Class I-B-8   Class I-B-9
                      Distribution     Effective     Effective     Effective     Effective
                          Date           Coupon        Coupon        Coupon        Coupon
                       25-Aug-14        8.97          8.97          8.97          0.00
                       25-Sep-14        8.97          8.97          8.97
                       25-Oct-14        9.27          9.27          9.27
                       25-Nov-14        8.97          8.97          8.97
                       25-Dec-14        9.27          9.27          9.27
                       25-Jan-15        8.97          8.97          8.97
                       25-Feb-15        8.97          8.97          8.97
                       25-Mar-15        9.93          9.93          9.93
                       25-Apr-15        8.97          8.97          8.97
                       25-May-15        9.27          9.27          0.00
                       25-Jun-15        0.00          0.00




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 31)
--------------------------------------------------------------------------------




                                                      EXHIBIT II - YIELD TABLES
Class I-A-1 to Call
Price: 100-00              10.00%CPR    15.00%CPR     20.00%CPR     25.00%CPR     30.00%CPR     35.00%CPR    45.00%CPR    55.00%CPR
Avg. Life                     8.17          5.54          4.05         3.13          2.50         2.05          1.40         1.00
Prin. Start Date            2/25/2007    2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007    2/25/2007    2/25/2007
Prin. End Date              8/25/2026    1/25/2021     7/25/2017     5/25/2015    10/25/2013     9/25/2012    2/25/2011    1/25/2010
Prin. Window Len               235          168           126           100           81           68            49           36
Yield                         5.65          5.65          5.65         5.65          5.65         5.64          5.64         5.63
Class I-A-2 to Call
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR    25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     8.17          5.54          4.05         3.13          2.50         2.05          1.40         1.00
Prin. Start Date            2/25/2007    2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007    2/25/2007    2/25/2007
Prin. End Date              8/25/2026    1/25/2021     7/25/2017     5/25/2015    10/25/2013     9/25/2012    2/25/2011    1/25/2010
Prin. Window Len               235          168           126           100           81           68            49           36
Yield                         5.70          5.70          5.70         5.70          5.70         5.69          5.69         5.68
Class I-A-3 to Call
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR    25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     8.17          5.54          4.05         3.13          2.50         2.05          1.40         1.00
Prin. Start Date            2/25/2007    2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007    2/25/2007    2/25/2007
Prin. End Date              8/25/2026    1/25/2021     7/25/2017     5/25/2015    10/25/2013     9/25/2012    2/25/2011    1/25/2010
Prin. Window Len               235          168           126           100           81           68            49           36
Yield                         5.75          5.74          5.74         5.74          5.74         5.74          5.73         5.72
Class I-A-1 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR    25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     8.56          5.93          4.37         3.39          2.72         2.23          1.53         1.00
Prin. Start Date            2/25/2007    2/25/2007     2/25/2007     2/25/2007    2/25/2007     2/25/2007    2/25/2007     2/25/2007
Prin. End Date             11/25/2037    10/25/2033    1/25/2029    11/25/2024    10/25/2021    5/25/2019    1/25/2016     1/25/2010
Prin. Window Len               370          321           264           214          177           148          108           36
Yield                         5.65          5.66          5.66         5.66          5.65         5.65          5.65         5.63
Class I-A-2 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR    25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     8.56          5.93          4.37         3.39          2.72         2.23          1.53         1.00
Prin. Start Date            2/25/2007    2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007    2/25/2007    2/25/2007
Prin. End Date             11/25/2037    10/25/2033    1/25/2029    11/25/2024    10/25/2021     5/25/2019    1/25/2016    1/25/2010
Prin. Window Len               370          321           264           214          177           148          108           36
Yield                         5.71          5.71          5.71         5.71          5.71         5.71          5.70         5.68
Class I-A-3 to Maturity
Price: 100-00              10.00% CPR   15.00% CPR    20.00% CPR    25.00% CPR    30.00% CPR    35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     8.56          5.93          4.37         3.39          2.72         2.23          1.53         1.00
Prin. Start Date            2/25/2007    2/25/2007     2/25/2007     2/25/2007     2/25/2007     2/25/2007    2/25/2007    2/25/2007
Prin. End Date             11/25/2037   10/25/2033     1/25/2029    11/25/2024    10/25/2021    5/25/2019    1/25/2016     1/25/2010
Prin. Window Len               370          321           264           214          177           148          108           36
Yield                         5.75          5.75          5.75         5.75          5.75         5.75          5.75         5.72




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP I
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 32)
--------------------------------------------------------------------------------




                               CONTACT INFORMATION
                               -------------------

MBS Trading
-----------
Michael Nierenberg                      Tel: (212) 272-4976
Senior Managing Director                mnierenberg@bear.com

Paul Van Lingen                         Tel: (212) 272-4976
Senior Managing Director                pvanlingen@bear.com

MBS Structuring
---------------

Mark Michael                            Tel: (212) 272-5451
Managing Director                       mmichael@bear.com

MBS Banking
-----------
Baron Silverstein                       Tel: (212) 272-3877
Senior Managing Director                bsilverstein@bear.com

Jeff Maggard                            Tel: (212) 272-3877
Managing Director                       jmaggard@bear.com

Deirdre Burke                           Tel: (212) 272-7646
Vice President                          dburke@bear.com

Ryan Bell                               Tel: (212) 272-2533
Analyst                                 rbell@bear.com

Syndicate
---------

Carol Fuller                            Tel: (212) 272-4955
Senior Managing Director                cfuller@bear.com

Angela Ward                             Tel: (212) 272-4955
Associate Director                      adward@bear.com

Rating Agencies
---------------

Julia Clements- S&P                     Tel: (212) 438-8432
                                        julia_clements@standardandpoors.com


Todd Swanson - Moody's                  Tel: (415) 274-1714
                                        todd.swanson@moodys.com




                                  BEAR STEARNS


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 1)
--------------------------------------------------------------------------------




NEW ISSUE COMPUTATIONAL MATERIALS
---------------------------------


$ 337,223,000 (APPROXIMATE)

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1, GROUP II

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

WELLS FARGO BANK MINNESOTA, NA
Master Servicer

JP MORGAN CHASE BANK
Trustee

BEAR, STEARNS & CO. INC.
Sole and Lead Underwriter




JANUARY 24, 2007

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 2)
--------------------------------------------------------------------------------




                   STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 3)
--------------------------------------------------------------------------------




               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 4)
--------------------------------------------------------------------------------




                           $337,223,000 (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                              JP MORGAN CHASE BANK
                                     Trustee

TRANSACTION HIGHLIGHTS:
-----------------------


                                                                          AVG LIFE                  LEGAL
                                  RATINGS                                  TO CALL     WINDOW       FINAL
                                  (2 OF 3         CE                       (YEARS)    (MONTHS)     MATURITY
    CLASSES       SIZES (1)      AGENCIES)      LEVELS       COUPON          (2)         (2)         DATE        CERTIFICATE TYPE
    II-A-1       $186,513,000    Aaa / AAA      46.24%    Floating (3)      3.14         1-102     2/25/37     Super Senior Floater
    II-A-2       $62,171,000     Aaa / AAA                Floating (3)      3.14         1-102     2/25/37     Sr. Level 1 Support
                                                28.32%                                                               Floater
    II-A-3       $62,171,000     Aaa / AAA                Floating (3)      3.14         1-102     2/25/37     Sr. Level 2 Support
                                                10.40%                                                               Floater
    II-B-1       $12,663,000      Aa1 / AA      6.75%     Floating (3)      6.12        44-102     2/25/37     Subordinate Floater
    II-B-2        $6,939,000      Aa3 / A       4.75%     Floating (3)      6.11        44-102     2/25/37     Subordinate Floater
    II-B-3        $4,684,000      A3 / BBB      3.40%     Floating (3)      6.10        44-102     2/25/37     Subordinate Floater
    II-B-4        $2,082,000    Baa1 / BBB-     2.80%     Floating (3)      6.10        44-102     2/25/37     Subordinate Floater
                                                          NOT OFFERED
    II-B-5        $6,929,000      Ba2 / BB      0.80%     Floating (3)      5.73        44-102     2/25/37     Subordinate Floater

NOTES:
       (1.) In the case of the Class II-A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

       (2.) Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

       (3.) The Pass-Through Rate for the Class II-A-1, Class II-A-2, Class II-A-3, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates will be a floating rate based on One-Month LIBOR plus the related margin, subject to the lesser of
              (i) the applicable Net Rate Cap (as described herein) and (ii) 10.50%. On the first distribution date after the Optional Termination Date, the margin on the Class II-A-1, Class II-A-2, and Class II-A-3 Certificates will be increased to 2 times the original margin on such certificate and the margins on each of the Class II-B Certificates will be increased by 1.5 times the original margin.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 5)
--------------------------------------------------------------------------------
COLLATERAL SUMMARY:
-------------------


                                                                                              MINIMUM               MAXIMUM
                                                                                              -------               -------
                                                                                              MINIMUM               MAXIMUM
Scheduled Principal Balance                      $346,935,968                                 $52,392            $1,614,025
Average Scheduled Principal Balance                  $325,761
Number of Mortgage Loans                                1,065

Weighted Average Gross Coupon                          7.621%                                  5.750%                8.875%
Weighted Average FICO Score                               714                                     619                   816
Weighted Average Original LTV                          77.96%                                  23.99%                95.00%

Weighted Average Original Term                            360                                     360                   360
Weighted Average Stated Remaining Term                    358                                     355                   359
Weighted Average Seasoning                                  2                                       1                     5

Weighted Average Gross Margin                          2.264%                                  2.250%                2.750%
Weighted Average Minimum Interest Rate                 2.264%                                  2.250%                2.750%
Weighted Average Maximum Interest Rate                12.469%                                  8.875%               13.875%


Weighted Average Months to Roll                            58                                      55                    59

Latest Maturity Date                                12/1/2036
Maximum Zip Code Concentration                  95111 (0.63%)         Full/Alternative                               12.24%
                                                                      No Income/No Asset                              0.64%
                                                                      No Ratio                                       40.48%
ARM                                                      100%         Stated Income                                  45.33%
                                                                      Stated/Stated                                   1.31%
Libor Hybrid Negam                                       100%

                                                                      Cash Out Refinance                             26.50%
                                                                      Purchase                                       58.50%
                                                                      Rate/Term Refinance                            15.01%
First Lien                                               100%
                                                                      2-4 Family                                      3.77%
                                                                      Condominium                                     9.82%
                                                                      PUD                                            30.56%
                                                                      Single Family                                  55.79%
                                                                      Townhouse                                       0.06%
Prepay Penalty: 6 months; "Hard"                        0.44%
Prepay Penalty: 12 months; "Hard"                       5.70%         Investor                                        4.01%
Prepay Penalty: 30 months;
"12Hard/18Soft"                                         0.55%         Owner Occupied                                 93.17%
Prepay Penalty: 36 months; "Soft"                       4.50%         Second Home                                     2.83%
Prepay Penalty: 36 months;
"12Hard/24Soft"                                        26.10%
Prepay Penalty: 36 months; "Hard"                      28.05%         Top 5 States:
Prepay Penalty: No Prepay                              34.66%         California                                     34.12%
                                                                      Florida                                        29.21%
                                                                      Virginia                                        4.42%
                                                                      New Jersey                                      4.18%
                                                                      Maryland                                        3.67%




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 6)
--------------------------------------------------------------------------------

DESCRIPTION OF THE COLLATERAL:
The group II mortgage loans are 5 yr. Secure Option ARM loans which have an initial fixed-rate for the first five (5) years following their origination and then adjust every six months thereafter based on the Six-Month LIBOR (the "Index") plus the related margin (the " Gross Margin"). On each due date during the period from origination to the earlier to occur of (i) the end of the first five years or (ii) the unpaid principal balance of the loan exceeds a percentage, either 110% or 115%, as applicable, of the original principal balance (the "Option Period") the borrower can choose to make (1) the minimum payment, (2) an interest only payment or (3) a fully amortizing payment. If the borrower chooses to make the minimum payment, which is generally 3% per annum less than the initial note rate, the deferred interest will result in negative amortization of the loan. After the end of the Option Period and until the end of the first ten years from origination (the "Interest Only Period"), the borrower must make at least an interest only payment based on the then current outstanding principal balance and the note rate in effect for each month. After the Interest-Only Period expires at the end of the 120th month of the loan, the monthly payment will recast to amortize fully the then unpaid principal balance over its remaining term to maturity. The group II mortgage loans provide for the adjustment to their respective mortgage rate at the end of the initial fixed-rate period and every six months thereafter (each such date, an "Adjustment Date") in accordance with the terms of the related mortgage note to equal the sum of (1) the Index and (2) the Gross Margin.

     >> Approximately 34.66% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 4.50% of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is not enforced if the borrower has sold the underlying property; and approximately 60.83% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.
     >> Approximately 12.24% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 46.64% of the mortgage loans were originated based on the stated income of the borrower.
     >> The two states with the largest concentrations are California (34.12%) and Florida (29.21%).
     >>  The non-zero weighted average FICO score is 714.
     >> The weighted average LTV is 77.96%. The weighted average CLTV including subordinate financing at the time of origination is 90.57%.
     >> All of the mortgage loans with LTVs greater than 80% and primary mortgage insurance up to required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of the January 1, 2007. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. CONSEQUENTLY, THE INITIAL PRINCIPAL BALANCE OF ANY OF THE OFFERED CERTIFICATES BY THE CLOSING DATE IS SUBJECT TO AN INCREASE OR DECREASE OF UP TO 5% FROM AMOUNTS SHOWN ON THE FRONT COVER HEREOF.



                                                                                                MOS    INITIAL              GROSS
           LOAN              % OF     GROSS      NET      WAM      GROSS       NET       MAX    TO     RATE     PERIODIC    LIFE
        DESCRIPTION          POOL     WAC %     WAC %    (MOS.)  MARGIN %   MARGIN %   RATE %   ROLL    CAP %   RATE CAP %   CAP %
TOTAL                       100.00    7.621     7.246     358      2.264      1.889    12.469    58     4.848     1.001      4.848




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 7)
--------------------------------------------------------------------------------

DEPOSITOR:                             Structured Asset Mortgage Investments II Inc.

SERVICERS:                             EMC Mortgage Corp.

MASTER SERVICER:                       Wells Fargo Bank, N.A. The originators of the group 2 mortgage loans are SouthStar
ORIGINATORS:                           (approximately 34.91%), ACT Mortgage Capital (approximately 27.12%), Opteum (approximately
                                       19.82%) and 3 others, each less than 10%.
TRUSTEE:                               Citibank, N.A.

UNDERWRITER:                           Bear, Stearns & Co. Inc.

CUT-OFF DATE:                          January 1, 2007.

CLOSING DATE:                          January 31, 2007.

RATING AGENCIES:                       The  Certificates  will be rated by two of the  three  rating  agencies.  The  rating agencies include Standard & Poor's ("S&P"),  Moody's  Investors  Service  ("Moody's")
                                       and or Fitch Ratings ("Fitch").

LEGAL STRUCTURE:                       The Trust will be established as one or more REMICs for federal income tax purposes.

OPTIONAL TERMINATION:                  The Depositor, or its designee, may repurchase from the trust all of the mortgage loans at par plus accrued interest when the aggregate principal balance of the mortgage loans is reduced to 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off
                                       Date.

DISTRIBUTION DATE:                     The 25th day of each month (or next business day), commencing February 25, 2007.

OFFERED CERTIFICATES:                  The Class II-A-1, Class II-A-2, Class II-A-3, Class II-B-1, Class II-B-2, Class
                                       II-B-3, Class II-B-4 and Class II-B-5.

NON-OFFERED CERTIFICATES:              The Class II-R, Class II-X-P and Class II-B-IO Certificates will not be publicly offered.

CLASS A CERTIFICATES:                  The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

ADJUSTABLE RATE CERTIFICATES:          The Class II-A-1, Class II-A-2, Class II-A-3, Class II-B-1, Class II-B-2, Class
                                       II-B-3, Class II-B-4 and Class II-B-5.

SENIOR ADJUSTABLE RATE CERTIFICATES:   The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

REMITTANCE TYPE:                       Scheduled/Scheduled.

REGISTRATION:                          The Offered  Certificates  will be in Book-entry  form through DTC,  Clearstream  and
                                       Euroclear.

ERISA CONSIDERATIONS:                  The Underwriter's Exemption is expected to be available for the Offered Certificates. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 8)
--------------------------------------------------------------------------------


SMMEA ELIGIBILITY:                     The Offered Certificates, other than the Class II-B-2, Class II-B-3, Class II-B-4 and Class
                                       II-B-5 Certificates, are expected to constitute "mortgage related securities" for purposes of
                                       SMMEA.

DENOMINATIONS:                         The Offered Certificates are issuable in minimum denominations of an original amount of
                                       $25,000 and multiples of $1,000 in excess thereof.

RECORD DATE:                           For each class of Adjustable Rate Certificates and any Distribution Date, the business day preceding the applicable Distribution Date, so long as such certificates are in book-entry form; otherwise the Record Date shall be the business day of the month immediately preceding the applicable Distribution Date.

DELAY DAYS:                            0 (zero) days for the Adjustable Rate Certificates.

DETERMINATION DATE:                    With respect to any Distribution Date and the mortgage loans, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR DETERMINATION DATE:              With respect to each class of Adjustable Rate Certificates and any Distribution Date, the
                                       second LIBOR Business Day preceding the commencement of the related Interest Accrual Period.
                                       LIBOR Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

INTEREST ACCRUAL PERIOD:               For each class of Adjustable Rate Certificates and any Distribution Date, the Interest
                                       Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution
                                       Date. All distributions of interest on the Adjustable Rate Certificates will be based on a
                                       360-day year and the actual number of days in the applicable Interest Accrual Period. The
                                       Adjustable Rate Certificates will initially settle flat (no accrued interest).

PREPAYMENT PERIOD:                     The Prepayment Period with respect to any Distribution Date is the calendar month prior to the month in which such Distribution Date occurs.

SERVICING FEE:                         With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month.
                                       The Servicing Fee Rate for each mortgage loans is 0.375% per annum.

ADVANCING  OBLIGATION:                 The Servicer is obligated to advance for delinquent mortgagor payments of principal and/or interest through the date of liquidation of the property to the extent they are deemed recoverable. The Servicer will backstop the advancing obligations of the Servicer.

COMPENSATING INTEREST:                 The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls ("Prepayment Interest Shortfalls") due to partial and/or full prepayments on the mortgage loans.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 9)
--------------------------------------------------------------------------------


STEP-UP COUPON:                        If the Optional Termination is not exercised on the first Distribution Date following the
                                       Distribution Date on which it could have been exercised, the margin on the Senior Adjustable
                                       Rate Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class II-B Certificates will increase to 1.5 times their related initial margins.

CREDIT ENHANCEMENT:                    1. Excess Spread
                                       2. Overcollateralization
                                       3. Subordination
                                       4. Cap Agreement (for the Adjustable Rate Certificates)

DUE PERIOD:                            With respect to any Distribution Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

INTEREST REMITTANCE AMOUNT:            With respect to any Distribution Date and any loan group, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced on the mortgage loans, including amounts received from the interest coverage account relating to the pre-funding feature (net of aggregate Servicing Fee).

OVERCOLLATERALIZATION AMOUNT:          The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized
                                       Losses incurred during the related Due Period) , plus amounts on deposit in the pre-funding account over (ii) the aggregate Certificate Principal Balance of the Class II-A Certificates
                                       and Class II-B Certificates, after taking into account the distributions of principal to be made on such Distribution Date.

OVERCOLLATERALIZATION                  With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to
TARGET AMOUNT:                         approximately 0.80% of the aggregate principal balance of the mortgage loans as of the
                                       Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the Distribution Date in January 2012, 2.000% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized
                                       Losses incurred during the related Due Period) , plus amounts on deposit in the pre-funding account and (2) on or after the Distribution Date in January 2012, 1.600% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized
                                       Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date (approximately $1,734,680), plus amounts on deposit in the pre-funding account or (iii) on or after the Stepdown Date and if a Trigger
                                       Event is in effect, the Overcollateralization Target Amount for the immediately preceding
                                       Distribution Date. The Overcollateralization Target Amount for the Offered Certificates is
                                       expected to be fully funded on the Closing Date.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 10)
--------------------------------------------------------------------------------


OVERCOLLATERALIZATION                  With respect to any Distribution Date, an amount equal to the lesser of (i) available excess
INCREASE AMOUNT:                       cashflow from the mortgage loans available for payment of Overcollateralization Increase
                                       Amount and (ii) the excess, if any, of (x) the Overcollateralization Target Amount for that
                                       Distribution Date over (y) the Overcollateralization Amount for such Distribution Date.

OVERCOLLATERALIZATION                  With respect to any Distribution Date for which the Excess Overcollateralization Amount is,
RELEASE AMOUNT:                        or would be, after taking into account all other distributions to be made on that
                                       Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess
                                       Overcollateralization Amount for that Distribution Date and (ii) principal collected on the mortgage loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION           With respect to any Distribution Date, the excess, if any, of the  Overcollateralization
AMOUNT:                                Amount over the Overcollateralization Target Amount.

STEPDOWN DATE:                         The earlier to occur of (i) the Distribution Date on which the aggregate Certificate
                                       Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in January 2010 and (y) the first Distribution
                                       Date for which the aggregate Certificate Principal Balance of the Subordinate Certificates
                                       plus the related Overcollateralization Amount divided by the sum of the aggregate Outstanding
                                       Principal Balance of the mortgage loans, plus amounts on deposit in the pre-funding account is greater than or equal (i) prior to the Distribution Date in January 2013, 26.000% and (ii)
                                       on or after the Distribution Date in January 2013, 20.800%.

CREDIT ENHANCEMENT PERCENTAGE:         The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates
                                       (including the Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

TRIGGER EVENT:                         If either the Delinquency Test or the Cumulative Loss Test is violated.

DELINQUENCY TEST:                      The Delinquency Test is violated with respect to any Distribution Date on or after the
                                       Stepdown Date if: (i) the three month rolling average of the sum of the Scheduled Principal
                                       Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the mortgage loans, plus amounts on deposit in the pre-funding account as of the last day of the related due period, exceeds (i) on or prior to the distribution date in January 2013,
                                       26.92% and (ii) after the distribution in January 2013, 33.65% of the Credit Enhancement
                                       Percentage.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 11)
--------------------------------------------------------------------------------


CUMULATIVE LOSS TEST:                  The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of
                                       Realized Losses incurred since the Cut-off Date through the last day of the related Due
                                       Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off
                                       Date, plus amounts on deposit in the pre-funding account exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                             DISTRIBUTION DATE OCCURRING IN                           PERCENTAGE
                                             -------------------------------------------------------------------
                                             February 2009 through  January 2010                      0.15%
                                             February 2010 through  January 2011                      0.40%
                                             February 2011 through  January 2012                      0.70%
                                             February 2012 through  January 2013                      0.95%
                                             February 2013 through  January 2014                      1.35%
                                             February 2014 and thereafter                             1.40%


REALIZED LOSSES:                       Any Realized Losses on the mortgage loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, in reduction of the related Overcollateralization
                                       Amount, third, to the Class II-B-5 Certificates until their Certificate Principal Balance is reduced to zero, fourth, to the Class II-B-4 Certificates until their Certificate Principal
                                       Balance is reduced to zero, fifth, to the Class II-B-3 Certificates until their Certificate
                                       Principal Balance is reduced to zero, sixth, to the Class II-B-2 Certificates until their
                                       Certificate Principal Balance is reduced to zero, seventh, to the Class II-B-1 Certificates until their Certificate Principal Balance is reduced to zero, eighth, to the Class II-A-3
                                       Certificates until their Certificate Principal Balance is reduced to zero, ninth, to the
                                       Class II-A-2 until their Certificate Principal Balance is reduced to zero and then to the
                                       Class II-A-1 Certificates.

                                       Once Realized Losses have been allocated to the Class A Certificates or the Subordinate
                                       Certificates, such amounts with respect to such certificates will no longer accrue interest;
                                       however, such amounts may be paid thereafter to the extent of funds available from Net
                                       Monthly Excess Cashflow.

AVAILABLE FUNDS:                       For any Distribution Date, the sum of (a) the Interest Remittance Amount and (b) the
                                       Principal Distribution Amount.

NET RATE CAP:                          With respect to the Adjustable Rate Certificates, the lesser of (i) the weighted average Net
                                       Rate on the related mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the Prepayment Period related to the prior
                                       Due Date) and (ii) the Adjusted Rate Cap.

ADJUSTED RATE CAP:                     With respect Adjustable Rate Certificates, and any Distribution Date and the related Due
                                       Period, the sum of (i) the Scheduled Monthly Payments owed on the related mortgage loans for such Due Period (ii) the Actual Monthly Payments received in excess of the Scheduled Monthly
                                       Payments, expressed as a per annum rate on the stated principal balance of the mortgage loans for such Due Period.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 12)
--------------------------------------------------------------------------------


CERTIFICATE PRINCIPAL BALANCE:         With respect to any Certificate as of any distribution date will equal such Certificate's initial principal amount on the Closing Date, plus any related Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and (2) any
                                       Applied Realized Loss Amounts allocated to such class on previous distribution dates.

NET DEFERRED INTEREST:                 With respect to any Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through
                                       Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii)
                                       the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual
                                       Period divided by 360.

INTEREST CARRY FORWARD AMOUNT:         As of any Distribution Date, generally equal to the sum of (i) the excess of (a) the Current
                                       Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior
                                       Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

INTEREST DISTRIBUTION AMOUNT:          The Interest Distribution Amount for the Offered Certificates of any class on any
                                       Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest
                                       Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act.

SENIOR INTEREST DISTRIBUTION           The Senior Interest Distribution Amount for any Distribution Date and the Class A
AMOUNT:                                Certificates is equal to the Interest Distribution Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that
                                       Distribution Date for the Class A Certificates.

BASIS RISK SHORTFALL CARRYOVER AMOUNT: With respect to any Distribution Date, and the Adjustable Rate Certificates, the excess of
                                       (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the
                                       Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap). The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk
                                       Shortfall Carryover Amount.

BASIS RISK SHORTFALL:                  Because each mortgage loan has a mortgage rate that is adjustable, and will adjust based on
                                       Six-Month LIBOR after an initial fixed-rate period of up to five years following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on One-Month
                                       LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk Shortfalls").
                                       If Basis Risk Shortfalls occur, then in the case of the Adjustable Rate Certificates, they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from Net Monthly
                                       Excess Cashflow to the extent available on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 13)
--------------------------------------------------------------------------------


AVAILABLE FUNDS PRIORITY:              On each Distribution Date, the Available Funds will be distributed in the following order of priority:

                                       1.  concurrently, to the holders of the Class A Certificates, pro rata, based on the amount of interest payable to such classes of certificates, the Senior Interest Distribution
                                           Amount allocable to such certificates;

                                       2.  sequentially, to the holders of the Class II-B Certificates, the Interest Distribution
                                           Amount for such certificates;

                                       3.  (A) For each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger
                                       Event is in effect, an amount up to the Principal Distribution Amounts for such Distribution
                                       Date shall be distributed as follows:

                                           (i)      concurrently, to the Class A Certificates, pro rata, until the Certificate
                                                    Principal Balance of each such class has been reduced to zero;

                                           (ii)     sequentially, to the Class II-B Certificates, until their respective Certificate
                                                    Principal Balance has been reduced to zero; and

                                           (B) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a
                                           Trigger Event is not in effect, sequentially:

                                           (i)      in an amount up to the Senior Principal Distribution Amount, concurrently to the
                                                    Class A Certificates, pro rata, based on their respective Certificate Principal
                                                    Balance immediately prior to such Distribution Date, until their respective
                                                    Certificate Principal Balance has been reduced to zero; and

                                           (ii)     sequentially to the Class II-B Certificates, in each case in an amount up to the applicable Class Principal Distribution Amount for each such Class, until their respective Certificate Principal Balance has been reduced to zero;

                                       4.  Concurrently, to the Class A Certificates, sequentially, based on the Realized Loss amounts allocated to such class;

                                       5.  sequentially, to the Class II-B Certificates, in that order, in each case in an amount equal to any Realized Loss amounts allocated to such classes;

                                       7.  to the holders of the Class A and Class II-B Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon; and




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 14)
--------------------------------------------------------------------------------


                                       8.  To the holders of the Class II-B-IO Certificates, as provided in the pooling and servicing agreement.

PRINCIPAL DISTRIBUTION                 The Principal Distribution Amount for any Distribution Date will be the sum of (i) the
AMOUNT:                                principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
                                       (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment
                                       Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the
                                       Mortgage Loans, (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date, and (v) amounts transferred from the Pre-Funding Account following the end of the pre-funding period MINUS (vi) a percentage of the amount of any
                                       Overcollateralization Release Amount for such Distribution Date allocated to the Principal
                                       Distribution Amount based on the amount of principal for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION         For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal
                                       Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 26.000% and (ii) on or after the distribution date in January 2013,
                                       20.800%.

CLASS II-B-1 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class II-B-1 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date) and (2) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 16.875% and (ii) on or after the distribution date in
                                       January 2013, 13.500%.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 15)
--------------------------------------------------------------------------------


CLASS  II-B-2 PRINCIPAL DISTRIBUTION   For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class II-B-2 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class
                                       II-B-1 Principal Distribution Amounts for such Distribution Date) and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period
                                       (after reduction for Realized Losses incurred during the related Prepayment Period)
                                       multiplied by (i) prior to the distribution date in January 2013, 11.875% and (ii) on or after the distribution date in January 2013, 9.500%.

CLASS II-B-3 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class II-B-3 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class
                                       II-B-1 Principal Distribution Amounts for such Distribution Date), (3) the aggregate
                                       Certificate Principal Balance of the Class II-B-2 Certificates (after taking into account the payment of the Class II-B-2 Principal Distribution Amounts for such Distribution Date) and
                                       (4) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 8.500%
                                       and (ii) on or after the distribution date in January 2013, 6.800%.

CLASS II-B-4 PRINCIPAL DISTRIBUTION    FOR ANY DISTRIBUTION DATE ON OR AFTER THE STEPDOWN DATE ON WHICH A TRIGGER EVENT IS NOT IN
AMOUNT:                                EFFECT, AN AMOUNT EQUAL TO THE EXCESS (IF ANY) OF (X) THE CERTIFICATE PRINCIPAL BALANCE OF
                                       THE CLASS II-B-4 CERTIFICATES IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE OVER (Y) THE EXCESS
                                       OF (A) THE AGGREGATE STATED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS OF THE LAST DAY OF THE
                                       RELATED DUE PERIOD (AFTER REDUCTION FOR REALIZED LOSSES INCURRED DURING THE RELATED
                                       PREPAYMENT PERIOD) OVER (B) THE SUM OF (1) THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE
                                       CLASS A CERTIFICATES (AFTER TAKING INTO ACCOUNT THE PAYMENT OF THE CLASS A PRINCIPAL
                                       DISTRIBUTION AMOUNTS FOR SUCH DISTRIBUTION DATE), (2) THE AGGREGATE CERTIFICATE PRINCIPAL
                                       BALANCE OF THE CLASS II-B-1 CERTIFICATES (AFTER TAKING INTO ACCOUNT THE PAYMENT OF THE CLASS
                                       II-B-1 PRINCIPAL DISTRIBUTION AMOUNTS FOR SUCH DISTRIBUTION DATE) (3) THE AGGREGATE
                                       CERTIFICATE PRINCIPAL BALANCE OF THE CLASS II-B-2 CERTIFICATES (AFTER TAKING INTO ACCOUNT THE
                                       PAYMENT OF THE CLASS II-B-2 PRINCIPAL DISTRIBUTION AMOUNTS FOR SUCH DISTRIBUTION DATE), (4)
                                       THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS II-B-3 CERTIFICATES (AFTER TAKING
                                       INTO ACCOUNT THE PAYMENT OF THE CLASS II-B-3 PRINCIPAL DISTRIBUTION AMOUNTS FOR SUCH
                                       DISTRIBUTION DATE), AND (5) THE AGGREGATE STATED PRINCIPAL BALANCE OF THE MORTGAGE LOANS AS
                                       OF THE LAST DAY OF THE RELATED DUE PERIOD (AFTER REDUCTION FOR REALIZED LOSSES INCURRED
                                       DURING THE RELATED PREPAYMENT PERIOD) MULTIPLIED BY (I) PRIOR TO THE DISTRIBUTION DATE IN
                                       JANUARY 2013, 7.000% AND (II) ON OR AFTER THE DISTRIBUTION DATE IN JANUARY 2013, 5.600%.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 16)
--------------------------------------------------------------------------------


CLASS II-B-5 PRINCIPAL DISTRIBUTION    For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in
AMOUNT:                                effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class II-B-5 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                       Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the
                                       Class A Certificates (after taking into account the payment of the Class A Principal
                                       Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal
                                       Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class
                                       II-B-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate
                                       Certificate Principal Balance of the Class II-B-2 Certificates (after taking into account the payment of the Class II-B-2 Principal Distribution Amounts for such Distribution Date), (4)
                                       the aggregate Certificate Principal Balance of the Class II-B-3 Certificates (after taking into account the payment of the Class II-B-3 Principal Distribution Amounts for such
                                       Distribution Date), (5) the aggregate Certificate Principal Balance of the Class II-B-4
                                       Certificates (after taking into account the payment of the Class II-B-4 Principal
                                       Distribution Amounts for such Distribution Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in January 2013, 1.600%. 2.000% and (ii) on or after the distribution date in January 2013, 1,600%.

YIELD MAINTENANCE PROVIDER:            An entity rated at least "AA-" or "Aa3" by S&P and/or Moody's (which may include an affiliate of the Depositor and/or Underwriter).




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 17)
--------------------------------------------------------------------------------


CAP AGREEMENTS:                        The holders of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, collectively, and each of the Class B Certificates will each benefit from interest rate cap payments from the Yield Maintenance Provider pursuant to a cap agreement (the "Cap Agreements") purchased with respect to the such Certificates. The Cap Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the related Note
                                       Interest Rate on the related Certificates and the Net Rate Cap with respect to the mortgage loans.

                                       On each Distribution Date, payments under the Cap Agreements will be an amount equal to the product of (i) the excess of, the minimum of (1) the then current 1-Month LIBOR and (2) the related ceiling rate for such Distribution Date, over the strike rate, (ii) the lesser of (a)
                                       the Certificate Principal Balance of the respective class for such Distribution Date and (b)
                                       the related notional balance based on a certain prepayment speed (20% CPR) for such loans on such Distribution Date as set forth in Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by 360.

                                       On each Distribution Date, amounts received under each Cap Agreement with respect to such
                                       Distribution Date will be allocated in the following order of priority:

                                           1.    first, from payments from the related Cap Agreement, (i) to the holders of the related Class A Certificates, pro rata, and (ii) to the holders of the Class
                                                 II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, in
                                                 that order, the payment of any related Basis Risk Carryforward Amounts for such
                                                 Distribution Dates, to the extent not covered by Available Funds as described above.

                                           2.    second, from any remaining amounts from payments on the related Cap Agreement, (i)
                                                 to the holders of the related Class A Certificates, pro rata, and (ii) to the holders of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class
                                                 II-B-5 Certificates, in that order, the payment of any Interest Distribution Amount and Interest Carryforward Amount for each such class to the extent not covered by
                                                 Available Funds on such Distribution Date.

                                           3.    third, from any excess amounts available from the related Cap Agreement relating to the (i) to the holders of the related Class A Certificates, pro rata, and (ii) the
                                                 Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5
                                                 Certificates, in that order, to the extent not paid pursuant to clauses first and second above; and

                                           4.    fourth, from any remaining amounts, to the holder of the Class B-IO Certificates.




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 18)
--------------------------------------------------------------------------------

                                                              CAP TERMS

              Distribution       Class II-A       Class II-A    Class II-A     Class II-B-1     Class II-B-1    Class II-B-1
                  Date            Notional          Strike       Ceiling         Notional          Strike         Ceiling
               25-Feb-07       310,855,000.00       100.00        10.29       12,663,000.00        100.00          10.12
               25-Mar-07       305,493,367.32         7.56        10.29       12,663,000.00          7.38          10.12
               25-Apr-07       300,051,273.93         6.81        10.29       12,663,000.00          6.63          10.12
               25-May-07       294,699,110.07         7.05        10.29       12,663,000.00          6.87          10.12
               25-Jun-07       289,435,345.04         6.81        10.29       12,663,000.00          6.63          10.12
               25-Jul-07       284,258,474.76         7.05        10.29       12,663,000.00          6.87          10.12
               25-Aug-07       279,167,021.39         6.81        10.29       12,663,000.00          6.63          10.12
               25-Sep-07       274,159,532.77         6.81        10.29       12,663,000.00          6.63          10.12
               25-Oct-07       269,234,582.03         7.05        10.29       12,663,000.00          6.87          10.12
               25-Nov-07       264,390,767.12         6.81        10.29       12,663,000.00          6.63          10.12
               25-Dec-07       259,626,710.37         7.05        10.29       12,663,000.00          6.87          10.12
               25-Jan-08       254,941,058.06         6.81        10.29       12,663,000.00          6.63          10.12
               25-Feb-08       250,332,479.99         6.81        10.29       12,663,000.00          6.63          10.12
               25-Mar-08       245,799,669.08         7.30        10.29       12,663,000.00          7.12          10.12
               25-Apr-08       241,341,340.95         6.81        10.29       12,663,000.00          6.63          10.12
               25-May-08       236,956,233.52         7.05        10.29       12,663,000.00          6.87          10.12
               25-Jun-08       232,643,106.62         6.81        10.29       12,663,000.00          6.63          10.12
               25-Jul-08       228,400,741.57         7.05        10.29       12,663,000.00          6.87          10.12
               25-Aug-08       224,227,940.88         6.81        10.29       12,663,000.00          6.63          10.12
               25-Sep-08       220,123,527.79         6.81        10.29       12,663,000.00          6.63          10.12
               25-Oct-08       216,086,345.94         7.05        10.29       12,663,000.00          6.87          10.12
               25-Nov-08       212,115,259.02         6.81        10.29       12,663,000.00          6.63          10.12
               25-Dec-08       208,209,150.40         7.05        10.29       12,663,000.00          6.87          10.12
               25-Jan-09       204,366,922.80         6.81        10.29       12,663,000.00          6.63          10.12
               25-Feb-09       200,587,497.90         6.81        10.29       12,663,000.00          6.63          10.12
               25-Mar-09       196,869,816.09         7.56        10.29       12,663,000.00          7.38          10.12
               25-Apr-09       193,212,836.05         6.81        10.29       12,663,000.00          6.63          10.12
               25-May-09       189,615,534.50         7.05        10.29       12,663,000.00          6.87          10.12
               25-Jun-09       186,076,905.83         6.81        10.29       12,663,000.00          6.63          10.12
               25-Jul-09       182,595,961.82         7.05        10.29       12,663,000.00          6.87          10.12
               25-Aug-09       179,171,731.33         6.81        10.29       12,663,000.00          6.63          10.12
               25-Sep-09       175,803,259.98         6.81        10.29       12,663,000.00          6.63          10.12
               25-Oct-09       172,489,609.87         7.05        10.29       12,663,000.00          6.87          10.12
               25-Nov-09       169,229,859.29         6.81        10.29       12,663,000.00          6.63          10.12
               25-Dec-09       166,023,102.45         7.05        10.29       12,663,000.00          6.87          10.12
               25-Jan-10       162,868,449.14         6.81        10.29       12,663,000.00          6.63          10.12
               25-Feb-10       159,750,515.66         6.81        10.29       12,663,000.00          6.63          10.12
               25-Mar-10       156,683,394.08         7.56        10.29       12,663,000.00          7.38          10.12
               25-Apr-10       153,665,010.62         6.81        10.29       12,663,000.00          6.63          10.12
               25-May-10       150,695,780.30         7.05        10.29       12,663,000.00          6.87          10.12
               25-Jun-10       147,774,876.31         6.81        10.29       12,663,000.00          6.63          10.12
               25-Jul-10       144,901,486.12         7.05        10.29       12,663,000.00          6.87          10.12
               25-Aug-10       142,074,811.20         6.81        10.29       12,663,000.00          6.63          10.12
               25-Sep-10       139,294,066.80         6.81        10.29       12,663,000.00          6.63          10.12
               25-Oct-10       136,558,481.72         7.05        10.29       12,663,000.00          6.87          10.12
               25-Nov-10       133,867,298.03         6.81        10.29       12,663,000.00          6.63          10.12




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 19)
--------------------------------------------------------------------------------

              Distribution       Class II-A       Class II-A    Class II-A     Class II-B-1     Class II-B-1    Class II-B-1
                  Date            Notional          Strike       Ceiling         Notional          Strike         Ceiling
               25-Dec-10       131,219,770.87       7.05          10.29       12,663,000.00        6.87            10.12
               25-Jan-11       128,615,168.20       6.81          10.29       12,663,000.00        6.63            10.12
               25-Feb-11       126,052,770.58       6.81          10.29       12,663,000.00        6.63            10.12
               25-Mar-11       123,531,870.98       7.56          10.29       12,663,000.00        7.38            10.12
               25-Apr-11       120,996,774.40       6.81          10.29       12,663,000.00        6.63            10.12
               25-May-11       118,215,299.44       7.05          10.29       12,663,000.00        6.87            10.12
               25-Jun-11       115,387,867.93       6.81          10.29       12,663,000.00        6.63            10.12
               25-Jul-11       112,603,819.95       7.05          10.29       12,663,000.00        6.87            10.12
               25-Aug-11       109,871,024.16       6.81          10.29       12,663,000.00        6.63            10.12
               25-Sep-11       107,188,536.77       6.88          10.29       12,663,000.00        6.70            10.12
               25-Oct-11       104,555,431.41       7.85          10.29       12,663,000.00        7.67            10.12
               25-Nov-11       102,199,896.43       8.56          10.29       12,581,078.75        8.38            10.12




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 20)
--------------------------------------------------------------------------------

                                                         CAP TERMS (CONT'D)

               Distribution     Class II-B-2     Class II-B-2   Class II-B-2    Class II-B-3     Class II-B-3    Class II-B-3
                   Date           Notional          Strike         Ceiling        Notional          Strike         Ceiling
               25-Feb-07       6,939,000.00         100.00        9.92        4,684,000.00         100.00          8.95
               25-Mar-07       6,939,000.00           7.18        9.92        4,684,000.00           6.21          8.95
               25-Apr-07       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-May-07       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Jun-07       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Jul-07       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Aug-07       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Sep-07       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Oct-07       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Nov-07       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Dec-07       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Jan-08       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Feb-08       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Mar-08       6,939,000.00           6.92        9.92        4,684,000.00           5.95          8.95
               25-Apr-08       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-May-08       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Jun-08       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Jul-08       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Aug-08       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Sep-08       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Oct-08       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Nov-08       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Dec-08       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Jan-09       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Feb-09       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Mar-09       6,939,000.00           7.18        9.92        4,684,000.00           6.21          8.95
               25-Apr-09       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-May-09       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Jun-09       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Jul-09       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Aug-09       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Sep-09       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Oct-09       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Nov-09       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Dec-09       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Jan-10       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Feb-10       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Mar-10       6,939,000.00           7.18        9.92        4,684,000.00           6.21          8.95
               25-Apr-10       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-May-10       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Jun-10       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Jul-10       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Aug-10       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Sep-10       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95
               25-Oct-10       6,939,000.00           6.67        9.92        4,684,000.00           5.70          8.95
               25-Nov-10       6,939,000.00           6.43        9.92        4,684,000.00           5.46          8.95




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 21)
--------------------------------------------------------------------------------

                 Distribution     Class II-B-2     Class II-B-2   Class II-B-2    Class II-B-3     Class II-B-3    Class II-B-3
                     Date           Notional          Strike         Ceiling        Notional          Strike         Ceiling
               25-Dec-10       6,939,000.00         6.67          9.92        4,684,000.00         5.70            8.95
               25-Jan-11       6,939,000.00         6.43          9.92        4,684,000.00         5.46            8.95
               25-Feb-11       6,939,000.00         6.43          9.92        4,684,000.00         5.46            8.95
               25-Mar-11       6,939,000.00         7.18          9.92        4,684,000.00         6.21            8.95
               25-Apr-11       6,939,000.00         6.43          9.92        4,684,000.00         5.46            8.95
               25-May-11       6,939,000.00         6.67          9.92        4,684,000.00         5.70            8.95
               25-Jun-11       6,939,000.00         6.43          9.92        4,684,000.00         5.46            8.95
               25-Jul-11       6,939,000.00         6.67          9.92        4,684,000.00         5.70            8.95
               25-Aug-11       6,939,000.00         6.43          9.92        4,684,000.00         5.46            8.95
               25-Sep-11       6,939,000.00         6.50          9.92        4,684,000.00         5.53            8.95
               25-Oct-11       6,939,000.00         7.47          9.92        4,684,000.00         6.50            8.95
               25-Nov-11       6,894,109.25         8.18          9.92        4,653,697.61         7.21            8.95




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 22)
--------------------------------------------------------------------------------

                                                         CAP TERMS (CONT'D)

              Distribution     Class II-B-4     Class II-B-4   Class II-B-4    Class II-B-5     Class II-B-5    Class II-B-5
                  Date           Notional          Strike         Ceiling        Notional          Strike         Ceiling
               25-Feb-07       2,082,000.00         100.00        8.35        6,939,000.00         100.00          8.35
               25-Mar-07       2,082,000.00           5.61        8.35        6,939,000.00           5.61          8.35
               25-Apr-07       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-May-07       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Jun-07       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Jul-07       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Aug-07       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Sep-07       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Oct-07       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Nov-07       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Dec-07       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Jan-08       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Feb-08       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Mar-08       2,082,000.00           5.35        8.35        6,939,000.00           5.35          8.35
               25-Apr-08       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-May-08       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Jun-08       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Jul-08       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Aug-08       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Sep-08       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Oct-08       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Nov-08       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Dec-08       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Jan-09       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Feb-09       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Mar-09       2,082,000.00           5.61        8.35        6,939,000.00           5.61          8.35
               25-Apr-09       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-May-09       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Jun-09       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Jul-09       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Aug-09       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Sep-09       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Oct-09       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Nov-09       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Dec-09       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Jan-10       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Feb-10       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Mar-10       2,082,000.00           5.61        8.35        6,939,000.00           5.61          8.35
               25-Apr-10       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-May-10       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Jun-10       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Jul-10       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Aug-10       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Sep-10       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35
               25-Oct-10       2,082,000.00           5.10        8.35        6,939,000.00           5.10          8.35
               25-Nov-10       2,082,000.00           4.86        8.35        6,939,000.00           4.86          8.35




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 23)
--------------------------------------------------------------------------------


              Distribution     Class II-B-4     Class II-B-4   Class II-B-4    Class II-B-5     Class II-B-5    Class II-B-5
                  Date           Notional          Strike         Ceiling        Notional          Strike         Ceiling
               25-Dec-10       2,082,000.00         5.10          8.35        6,939,000.00         5.10            8.35
               25-Jan-11       2,082,000.00         4.86          8.35        6,939,000.00         4.86            8.35
               25-Feb-11       2,082,000.00         4.86          8.35        6,939,000.00         4.86            8.35
               25-Mar-11       2,082,000.00         5.61          8.35        6,939,000.00         5.61            8.35
               25-Apr-11       2,082,000.00         4.86          8.35        6,939,000.00         4.86            8.35
               25-May-11       2,082,000.00         5.10          8.35        6,939,000.00         5.10            8.35
               25-Jun-11       2,082,000.00         4.86          8.35        6,939,000.00         4.86            8.35
               25-Jul-11       2,082,000.00         5.10          8.35        6,939,000.00         5.10            8.35
               25-Aug-11       2,082,000.00         4.86          8.35        6,939,000.00         4.86            8.35
               25-Sep-11       2,082,000.00         4.93          8.35        6,939,000.00         4.93            8.35
               25-Oct-11       2,082,000.00         5.90          8.35        6,939,000.00         5.90            8.35
               25-Nov-11       2,068,530.83         6.61          8.35        6,894,109.25         6.61            8.35




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 24)
--------------------------------------------------------------------------------





























                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 25)
--------------------------------------------------------------------------------

                                                         AVAILABLE FUNDS CAP

                                      CLASS II-A-1     CLASS II-A-2      CLASS II-A-3     CLASS II-B-1
                  DISTRIBUTION          EFFECTIVE        EFFECTIVE        EFFECTIVE         EFFECTIVE
                      DATE               COUPON           COUPON            COUPON           COUPON
                    25-Feb-07             5.500            5.530             5.555            5.700
                    25-Mar-07            10.500           10.500            10.500           10.500

                                      CLASS II-B-2     CLASS II-B-3      CLASS II-B-4     CLASS II-B-5
                  DISTRIBUTION          EFFECTIVE        EFFECTIVE        EFFECTIVE         EFFECTIVE
                      DATE               COUPON           COUPON            COUPON           COUPON
                    25-Feb-07             5.900            6.870            7.470             7.470
                    25-Mar-07            10.500           10.500            10.500           10.500




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 26)
--------------------------------------------------------------------------------

                                                            YIELD TABLES
                                                            ------------
       Class II-A-1 to Call
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR   30.00%CPR    35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                 8.40        5.67        4.10         3.14        2.50        2.03         1.38        0.99
       Prin. Start Date       2/25/2007   2/25/2007    2/25/2007   2/25/2007   2/25/2007    2/25/2007   2/25/2007   2/25/2007
       Prin. End Date         9/25/2026   5/25/2021   11/25/2017   7/25/2015   12/25/2013   9/25/2012   2/25/2011   1/25/2010
       Prin. Window Len          236         172          130         102          83          68           49          36
       Yield                     5.50        5.46        5.44         5.43        5.43        5.44         5.47        5.51
       Class II-A-2 to Call
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR   30.00%CPR    35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                 8.40        5.67        4.10         3.14        2.50        2.03         1.38        0.99
       Prin. Start Date       2/25/2007   2/25/2007    2/25/2007   2/25/2007   2/25/2007    2/25/2007   2/25/2007   2/25/2007
       Prin. End Date         9/25/2026   5/25/2021   11/25/2017   7/25/2015   12/25/2013   9/25/2012   2/25/2011   1/25/2010
       Prin. Window Len          236         172          130         102          83          68           49          36
       Yield                     5.53        5.49        5.47         5.46        5.46        5.47         5.50        5.54
       Class II-A-3 to Call
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR   30.00%CPR    35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                 8.40        5.67        4.10         3.14        2.50        2.03         1.38        0.99
       Prin. Start Date       2/25/2007   2/25/2007    2/25/2007   2/25/2007   2/25/2007    2/25/2007   2/25/2007   2/25/2007
       Prin. End Date         9/25/2026   5/25/2021   11/25/2017   7/25/2015   12/25/2013   9/25/2012   2/25/2011   1/25/2010
       Prin. Window Len          236         172          130         102          83          68           49          36
       Yield                     5.55        5.52        5.50         5.49        5.49        5.49         5.52        5.56
       Class II-B-1 to Call
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR   30.00%CPR    35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                14.10        9.91        7.66         6.12        5.03        4.32         3.82        3.06
       Prin. Start Date       12/25/2014  2/25/2013   10/25/2011   9/25/2010   2/25/2010    4/25/2010   7/25/2010   1/25/2010
       Prin. End Date         9/25/2026   5/25/2021   11/25/2017   7/25/2015   12/25/2013   9/25/2012   2/25/2011   2/25/2010
       Prin. Window Len          142         100          74           59          47          30           8           2
       Yield                     5.74        5.69        5.65         5.62        5.60        5.59         5.58        5.60
       Class II-B-2 to Call
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR   30.00%CPR    35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                14.10        9.91        7.64         6.11        5.03        4.28         3.62        3.07
       Prin. Start Date       12/25/2014  2/25/2013   10/25/2011   9/25/2010   2/25/2010    3/25/2010   5/25/2010   2/25/2010
       Prin. End Date         9/25/2026   5/25/2021   11/25/2017   7/25/2015   12/25/2013   9/25/2012   2/25/2011   2/25/2010
       Prin. Window Len          142         100          74           59          47          31           10          1
       Yield                     5.95        5.89        5.85         5.83        5.81        5.80         5.79        5.81
       Class II-B-3 to Call
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR   30.00%CPR    35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                14.10        9.90        7.64         6.10        5.02        4.28         3.53        3.07
       Prin. Start Date       12/25/2014  1/25/2013   10/25/2011   9/25/2010   2/25/2010    2/25/2010   4/25/2010   2/25/2010
       Prin. End Date         9/25/2026   5/25/2021   11/25/2017   7/25/2015   12/25/2013   9/25/2012   2/25/2011   2/25/2010
       Prin. Window Len          142         101          74           59          47          32           11          1
       Yield                     6.95        6.90        6.86         6.83        6.82        6.81         6.80        6.82
       Class II-B-4 to Call
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR   30.00%CPR    35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                14.10        9.89        7.62         6.10        5.02        4.26         3.50        3.07
       Prin. Start Date       12/25/2014  1/25/2013   10/25/2011   9/25/2010   2/25/2010    2/25/2010   3/25/2010   2/25/2010
       Prin. End Date         9/25/2026   5/25/2021   11/25/2017   7/25/2015   12/25/2013   9/25/2012   2/25/2011   2/25/2010
       Prin. Window Len          142         101          74           59          47          32           12          1
       Yield                   7.57        7.52        7.49         7.46        7.45        7.44         7.43        7.45




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 27)
--------------------------------------------------------------------------------

       Class II-B-5 to Call
       Price: 100-00          10.00%CPR   15.00%CPR   20.00%CPR    25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                13.27        9.22        7.09         5.73        4.75       4.06         3.32        3.07
       Prin. Start Date       12/25/2014  1/25/2013   10/25/2011   9/25/2010    2/25/2010   2/25/2010   2/25/2010   2/25/2010
       Prin. End Date         9/25/2026   5/25/2021   11/25/2017   7/25/2015    12/25/2013  9/25/2012   2/25/2011   2/25/2010
       Prin. Window Len          142         101          74           59          47         32           13          1
       Yield                     7.57        7.51        7.48         7.45        7.44       7.44         7.43        7.45
       Class II-A-1 to Maturity
       Price: 100-00          10.00%CPR   15.00%CPR   20.00%CPR    25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                 8.75        6.03       4.42          3.40         2.72       2.22         1.51        0.99
       Prin. Start Date       2/25/2007   2/25/2007   2/25/2007    2/25/2007    2/25/2007   2/25/2007   2/25/2007   2/25/2007
       Prin. End Date         12/25/2035  4/25/2033   1/25/2029    1/25/2025    12/25/2021  7/25/2019   3/25/2016   1/25/2010
       Prin. Window Len          347         315         264          216          179         150         110          36
       Yield                     5.50        5.48       5.46          5.45         5.45       5.46         5.48        5.51
       Class II-A-2 to Maturity
       Price: 100-00          10.00%CPR   15.00%CPR   20.00%CPR    25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                 8.75        6.03       4.42          3.40         2.72       2.22         1.51        0.99
       Prin. Start Date       2/25/2007   2/25/2007   2/25/2007    2/25/2007    2/25/2007   2/25/2007   2/25/2007   2/25/2007
       Prin. End Date         12/25/2035  4/25/2033   1/25/2029    1/25/2025    12/25/2021  7/25/2019   3/25/2016   1/25/2010
       Prin. Window Len          347         315         264          216          179         150         110          36
       Yield                     5.54        5.51       5.50          5.49         5.49       5.49         5.51        5.54
       Class II-A-3 to Maturity
       Price: 100-00          10.00%CPR   15.00%CPR   20.00%CPR    25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                 8.75        6.03       4.42          3.40         2.72       2.22         1.51        0.99
       Prin. Start Date       2/25/2007   2/25/2007   2/25/2007    2/25/2007    2/25/2007   2/25/2007   2/25/2007   2/25/2007
       Prin. End Date         12/25/2035  4/25/2033   1/25/2029    1/25/2025    12/25/2021  7/25/2019   3/25/2016   1/25/2010
       Prin. Window Len          347         315         264          216          179         150         110          36
       Yield                     5.56        5.54       5.52          5.51         5.51       5.52         5.54        5.56
       Class II-B-1 to Maturity
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                14.80       10.59        8.22         6.59         5.42       4.67         4.13        4.96
       Prin. Start Date       12/25/2014  2/25/2013   10/25/2011   9/25/2010    2/25/2010   4/25/2010   7/25/2010   1/25/2010
       Prin. End Date         1/25/2033   1/25/2028   6/25/2023    3/25/2020    11/25/2017  1/25/2016   7/25/2013   11/25/2013
       Prin. Window Len          218         180          141         115           94         70           37          47
       Yield                     5.75        5.70        5.67         5.64         5.63       5.61         5.60        5.67
       Class II-B-2 to Maturity
       Price: 100-00          10.00%CPR   15.00%CPR   20.00%CPR    25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                14.68       10.45        8.09         6.49         5.33       4.57         3.90        3.99
       Prin. Start Date       12/25/2014  2/25/2013   10/25/2011   9/25/2010    2/25/2010   3/25/2010   5/25/2010   9/25/2010
       Prin. End Date         7/25/2031   2/25/2026   10/25/2021   11/25/2018   9/25/2016   1/25/2015   1/25/2013   8/25/2011
       Prin. Window Len          200         157          121          99           80         59           33          12
       Yield                     5.96        5.91        5.88         5.85         5.83       5.82         5.81        5.85
       Class II-B-3 to Maturity
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                14.51       10.27        7.94         6.37         5.22       4.47         3.75        3.62
       Prin. Start Date       12/25/2014  1/25/2013   10/25/2011   9/25/2010    2/25/2010   2/25/2010   4/25/2010   6/25/2010
       Prin. End Date         1/25/2030   6/25/2024    6/25/2020   9/25/2017    9/25/2015   3/25/2014   8/25/2012   3/25/2011
       Prin. Window Len         182         138          105          85           68          50           29          10
       Yield                     6.96        6.92         6.89         6.86        6.85        6.84         6.84        6.91
       Class II-B-4 to Maturity
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                14.31       10.07        7.77         6.23        5.11       4.37         3.65        3.43
       Prin. Start Date       12/25/2014  1/25/2013   10/25/2011   9/25/2010     2/25/2010   2/25/2010   3/25/2010   5/25/2010
       Prin. End Date         5/25/2028   11/25/2022   2/25/2019   7/25/2016    9/25/2014   6/25/2013   1/25/2012   10/25/2010
       Prin. Window Len          162         119          89           71           56         41           23          6
       Yield                     7.58        7.54        7.50         7.48         7.46       7.46         7.47        7.53




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 28)
--------------------------------------------------------------------------------

       Class II-B-5 to Maturity
       Price: 100-00          10.00%CPR   15.00%CPR    20.00%CPR   25.00%CPR    30.00%CPR   35.00%CPR   45.00%CPR   55.00%CPR
       Avg. Life                13.28        9.22        7.09         5.73         4.75       4.08         3.35        3.20
       Prin. Start Date       12/25/2014  1/25/2013   10/25/2011   9/25/2010    2/25/2010   2/25/2010   2/25/2010   2/25/2010
       Prin. End Date         4/25/2027   11/25/2021   4/25/2018   11/25/2015   3/25/2014   1/25/2013   9/25/2011   7/25/2010
       Prin. Window Len          149         107          79           63           50         36           20          6
       Yield                     7.57        7.51        7.48         7.45         7.44       7.44         7.44        7.47




                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1, GROUP II
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR1
Computational Materials (Page 28)
--------------------------------------------------------------------------------

                               CONTACT INFORMATION
                               -------------------

MBS Trading
-----------
Michael Nierenberg                      Tel: (212) 272-4976
Senior Managing Director                mnierenberg@bear.com

Paul Van Lingen                         Tel: (212) 272-4976
Senior Managing Director                pvanlingen@bear.com

MBS Structuring
---------------

Mark Michael                            Tel: (212) 272-4976
Managing Director                       mmichael@bear.com

MBS Banking
-----------
Baron Silverstein                       Tel: (212) 272-3877
Senior Managing Director                bsilverstein@bear.com

Jeff Maggard                            Tel: (212) 272-9457
Managing Director                       jmaggard@bear.com

Ryan Bell                               Tel: (212) 272-2533
Analyst                                 rbell@bear.com

Syndicate
---------

Carol Fuller                            Tel: (212) 272-4955
Senior Managing Director                cfuller@bear.com

Angela Ward                             Tel: (212) 272-4955
Associate Director                      adward@bear.com

Rating Agencies
---------------

Julia Clements- S&P                     Tel: (212) 438-8432
                                        julia_clements@standardandpoors.com


Karen Ramallo - Moody's                 Tel: (212) 553-0370
                                        karen.ramallo@moodys.com





                                  BEAR STEARNS

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.